Exhibit 3.1

TENTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

INPHONIC, INC.

InPhonic, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), by its Chief Executive Officer, hereby certifies as follows:

1. The name of the Corporation is InPhonic, Inc. The Corporation was originally incorporated under the name DASCOM PCS, Inc.

2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 27, 1997, was amended and restated on February 4, 2000, was amended and restated on October 13, 2000, was amended and restated on August 3, 2001, was amended and restated on October 11, 2001, was amended and restated on December 3, 2001, was amended and restated on January 30, 2002, was amended and restated on July 18, 2002, was amended and restated on May 13, 2003 and is in effect on the date of the filing of this Tenth Amended and Restated Certificate of Incorporation (the “Charter”).

3. This Charter was duly adopted in accordance with the provisions of Sections 242, 245 and 228 of the General Corporation Law of the State of Delaware (the “DGCL”) by resolution of the Board of Directors of the Corporation and the written consent of the stockholders of the Corporation. This Charter restates, integrates, amends and supercedes the provisions of the Charter, as previously amended and restated.

4. The text of the Charter is hereby restated to read in its entirety as follows:

ARTICLE I

Name

The name of the Corporation is InPhonic, Inc.

ARTICLE II

Period of Existence

The period of existence of the Corporation shall be perpetual.

ARTICLE III

Registered Office and Agent

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE IV

Purpose

The nature of the business of the Corporation is to engage in any lawful acts or activities for which corporations may be organized under the DGCL and to possess and exercise all of the powers and privileges conferred by the laws of the State of Delaware upon corporations formed under the DGCL.

ARTICLE V

Authorized Capital

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 144,427,617 in the designated classes and series as follows:

Class	Number of Shares
Common Stock, $0.01 par value per share (“Common Stock”)	100,000,000
Preferred Stock, $0.01 par value per share (“Preferred Stock”)	47,308,437
Comprised of:
Series A Convertible Preferred Stock, $0.01 par value per share (“Series A Preferred Stock”)	668,782
Series B Convertible Preferred Stock, $0.01 par value per share (the “Series B Preferred Stock”)	2,282,684
Series C Convertible Preferred Stock, $0.01 par value per share (the “Series C Preferred Stock”)	7,273,762
Series D Convertible Preferred Stock, $0.01 par value per share (the “Series D Preferred Stock”)	8,000,000
Series D-1 Convertible Preferred Stock, $0.01 par value per share (the “Series D-1 Preferred Stock”)	12,000,000

Series D-2 Convertible Preferred Stock, $0.01 par value per share (the “Series D-2 Preferred Stock”)	550,000
Series D-3 Convertible Preferred Stock $0.01 par value per share (the “Series D-3 Preferred Stock”)	2,000,000
Series D-4 Convertible Preferred Stock $0.01 par value per share (the “Series D-4 Preferred Stock”)	1,940,000
Series D-5 Convertible Preferred Stock $0.01 par value per share (the “Series D-5 Preferred Stock”)	672,839
Series E Convertible Preferred Stock $0.01 par value per share (the “Series E Preferred Stock”)	11,920,370

ARTICLE VI

Terms of Capital Stock

The following is a statement of the rights, preferences, powers and privileges, and the qualifications, limitations or restrictions thereof, in respect of each class of capital stock of the Corporation.

A.	COMMON STOCK.

l. General. The voting, dividend and liquidation rights of the holders of shares of Common Stock are subject to, and qualified by, the rights of the holders of the Preferred Stock of any series.

2. Voting. The holders of the Common Stock are entitled to one (1) vote for each share held at each meeting of stockholders of the Corporation (and all written actions in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. There shall be no cumulative voting and at any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the shares of Common Stock then outstanding shall constitute a quorum of the Common Stock for the purpose of electing directors by holders of the Common Stock. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

3. Dividends. Dividends may be paid on the Common Stock from funds lawfully available therefor as, if and when declared by the Board of Directors, subject to the preferential dividend rights of the holders of the then outstanding shares of Preferred Stock.

4. Liquidation. Upon a Liquidation (as defined below) of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be distributed as provided in Article VI(B)(3).

5. Redemption. The Common Stock is not redeemable at the option of the holder.

B.	PREFERRED STOCK.

The Preferred Stock shall have the rights, preferences, powers, privileges, restrictions, qualifications and limitations set forth below. Except as otherwise specified herein, the Series D Preferred Stock and the Series D-1 Preferred Stock have the same rights, preferences, powers, privileges, restrictions, qualifications and limitations, and all references to the Series D Preferred Stock shall mean the Series D Preferred Stock and the Series D-1 Preferred Stock together.

1. Original Purchase Price; Original Issue Date.

(a) The issuance price of the Series A Preferred Stock shall be $0.76084855991811 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization with respect to such series (“Adjustment”) ) (the “Series A Original Purchase Price”), the issuance price of the Series B Preferred Stock shall be $1.117106003284 per share (subject to Adjustment) (the “Series B Original Purchase Price”), the issuance price of the Series C Preferred Stock shall be $1.039401493 per share (subject to Adjustment) (the “Series C Original Purchase Price”), the issuance price of the Series D Preferred Stock shall be $1.650286766 (subject to Adjustment) (the “Series D Original Purchase Price”), the issuance price of the Series D-2 Preferred Stock shall be $2.52 (subject to Adjustment) (the “Series D-2 Original Purchase Price”), the issuance price of the Series D-3 Preferred Stock shall be $2.93294916 (subject to Adjustment) (the “Series D-3 Original Purchase Price”), the issuance price of the Series D-4 Preferred Stock shall be $5.2053141 (subject to Adjustment) (the “Series D-4 Original Purchase Price”), the issuance price of the Series D-5 Preferred Stock shall be $5.2053141 (subject to Adjustment) (the “Series D-5 Original Purchase Price”) and the issuance price of the Series E Preferred Stock shall be $3.10 (subject to Adjustment) (the “Series E Original Purchase Price”, and together with the Series A Original Purchase Price, the Series B Original Purchase Price, the Series C Original Purchase Price, the Series D Original Purchase Price, the Series D-2 Original Purchase Price, the Series D-3 Original Purchase Price, the Series D-4 Original Purchase Price and the Series D-5 Original Purchase Price, sometimes referred to separately herein as the “Original Purchase Price”). Any and all shares of the Series D Preferred Stock issued upon exercise of the preferred stock purchase warrants issued by the Corporation pursuant to Sections 1.3, 1.4 and 2.6 of the Series D Convertible Preferred Stock Purchase Agreement dated as of August 7, 2001 by and among the Corporation and the purchasers set forth therein and the preferred stock purchase warrants to acquire up to 692,639 shares of the Series D-1 Preferred Stock issued pursuant to Section 1.3 of the Series D-1 Preferred Stock Purchase Agreement dated as of October 11, 2001 by and among the Corporation and the purchasers set forth therein (together, the “Series D Warrants”) shall be deemed to have an issuance price equal to the Series D Original Purchase Price, and any and all shares of Series E Preferred Stock issued upon exercise of the preferred stock purchase warrants to acquire shares of the Series E Preferred Stock issued pursuant to Section 1.2 of the Series E Preferred Stock Purchase Agreement dated as of June 12, 2003, by and among the Corporation and the purchasers set forth therein (the “Series E Warrants”) shall be deemed to have an issuance price equal to the Series E Original Purchase Price.

(b) The date on which the first share of Series E Preferred Stock was issued shall hereinafter be referred to as the “Series E Original Issue Date”.

2. Dividends.

(a) The holders of shares of the Series A Preferred Stock shall be entitled to receive non-cumulative dividends out of funds legally available for that purpose (payable other than in Common Stock or other securities convertible into or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock), as, if and when declared by the Board of Directors on the Common Stock, in an amount that is equivalent to the amount that would have been paid to such holders, had such holders converted the then outstanding Series A Preferred Stock into Common Stock of the Corporation in accordance with Section 5 hereof as of the record date for the declaration of such dividends. The holders of outstanding Series A Preferred Stock can waive any dividends or dividend preferences that such holders shall be entitled to receive pursuant to the Charter upon the affirmative vote or written consent of the holders of at least a majority of the then outstanding Series A Preferred Stock.

(b) The holders of shares of the Series B Preferred Stock shall be entitled to receive as, if and when declared by the Board of Directors, out of funds legally available for that purpose, prior and in preference to any declaration or payment of any dividends (payable other than in Common Stock or other securities convertible into or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock) on the Common Stock or the Series A Preferred Stock, cumulative dividends (the “Series B Cumulative Dividends”), which shall accrue at the rate per annum of $0.117106003284 per share of the Series B Preferred Stock (subject to Adjustment). The Series B Cumulative Dividends on each share of the Series B Preferred Stock shall begin to accrue as of the date of issuance of such share, regardless of whether there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Dividends shall be payable pro rata for partial year periods. The Series B Cumulative Dividends shall be payable as, if, and when declared by the Board of Directors. The Series B Cumulative Dividends shall not be payable upon conversion of the Series B Preferred Stock in accordance with the terms of Section 5 hereof. The holders of outstanding Series B Preferred Stock can waive any dividends or dividend preferences that such holders shall be entitled to receive pursuant to the Charter upon the affirmative vote or written consent of the holders of at least a majority of the then outstanding Series B Preferred Stock.

(c) The holders of shares of the Series C Preferred Stock shall be entitled to receive as, if and when declared by the Board of Directors, out of funds legally available for that purpose, prior and in preference to any declaration or payment of any dividends (payable other than in Common Stock or other securities convertible into or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock) on the Common Stock, the Series A Preferred Stock or the Series B Preferred Stock, cumulative dividends (the “Series C Cumulative Dividends”), which shall accrue at the rate per annum of $0.1039401493 per share of the Series C Preferred Stock (subject to Adjustment). The Series C Cumulative Dividends on each share of the Series C Preferred Stock shall begin to accrue as of the date of issuance of such share, regardless of whether there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Dividends shall be payable pro rata for partial year periods. The Series C Cumulative Dividends shall be payable if, as and when declared by the Board of Directors. The Series C Cumulative Dividends shall not be payable upon conversion of the Series C Preferred Stock in accordance with the terms of Section 5 hereof. The holders of outstanding Series C Preferred Stock can waive any dividends or dividend preferences that such holders shall be entitled to receive pursuant to the Charter upon the affirmative vote or written consent of the holders of at least a majority of the then outstanding Series C Preferred Stock.

(d) The holders of shares of the Series D Preferred Stock shall be entitled to receive as, if and when declared by the Board of Directors, out of funds legally available for that purpose, prior and in preference to any declaration or payment of any dividends (payable other than in Common Stock or other securities convertible into or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock) on the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock, cumulative dividends (the “Series D Cumulative Dividends”), which shall accrue at the rate per annum of $0.1650286766 per share of the Series D Preferred Stock (subject to Adjustment). The Series D Cumulative Dividends on each share of the Series D Preferred Stock shall begin to accrue as of the date of issuance of such share, whether or not earned or declared and regardless of whether there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Dividends shall be payable pro rata for partial year periods. When paid, the Series D Cumulative Dividends shall be paid in cash or, at the option of the Corporation, in shares of the Series D Preferred Stock to holders of the Series D Preferred Stock and in shares of the Series D-1 Preferred Stock to holders of the Series D-1 Preferred Stock. In the event the Corporation elects to pay the Series D Cumulative Dividends in shares of the Series D Preferred Stock or the Series D-1 Preferred Stock, as applicable, the per share value of the Series D Preferred Stock or the Series D-1 Preferred Stock, as applicable, for such purpose shall be deemed to be the Series D Original Purchase Price. The holders of outstanding Series D Preferred Stock can waive any dividends or dividend preferences that such holders shall be entitled to receive pursuant to the Charter upon the affirmative vote or written consent of the holders of at least a majority of the then outstanding Series D Preferred Stock.

(e) The holders of shares of the Series D-2 Preferred Stock shall be entitled to receive as, if and when declared by the Board of Directors, out of funds legally available for that purpose, prior and in preference to any declaration or payment of any dividends (payable other than in Common Stock or other securities convertible into or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock) on the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock, cumulative dividends (the “Series D-2 Cumulative Dividends”), which shall accrue at the rate per annum of $0.252 per share of the Series D-2 Preferred Stock (subject to Adjustment). The Series D-2 Cumulative Dividends on each share of the Series D-2 Preferred Stock shall begin to accrue as of the date of issuance of such share, whether or not earned or declared and regardless of whether there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Dividends shall be payable pro rata for partial year periods. When paid, the Series D-2 Cumulative Dividends shall be paid in cash or, at the option of the Corporation, in shares of the Series D-2 Preferred Stock. In the event the Corporation elects to pay the Series D-2 Cumulative Dividends in shares of the Series D-2 Preferred Stock, the per share value of the Series D-2 Preferred Stock for such purposes shall be deemed to be the Series D-2 Original Purchase Price. The Series D-2 Cumulative Dividends shall not be payable upon conversion of the Series D-2 Preferred Stock in accordance with the terms of Section 5 hereof. The holders of outstanding Series D-2 Preferred Stock can waive any dividends or dividend preferences that such holders shall be entitled to receive pursuant to the Charter upon the affirmative vote or written consent of the holders of at least a majority of the then outstanding Series D-2 Preferred Stock.

(f) The holders of shares of the Series D-3 Preferred Stock shall be entitled to receive as, if and when declared by the Board of Directors, out of funds legally available for that purpose, prior and in preference to any declaration or payment of any dividends (payable other than in Common

Stock or other securities convertible into or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock) on the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock, cumulative dividends (the “Series D-3 Cumulative Dividends”), which shall accrue at the rate per annum of $0.293294916 per share of the Series D-3 Preferred Stock (subject to Adjustment). The Series D-3 Cumulative Dividends on each share of the Series D-3 Preferred Stock shall begin to accrue as of the date of issuance of such share, whether or not earned or declared and regardless of whether there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Dividends shall be payable pro rata for partial year periods. When paid, the Series D-3 Cumulative Dividends shall be paid in cash or, at the option of the Corporation, in shares of the Series D-3 Preferred Stock. In the event the Corporation elects to pay the Series D-3 Cumulative Dividends in shares of the Series D-3 Preferred Stock, the per share value of the Series D-3 Preferred Stock for such purposes shall be deemed to be the Series D-3 Original Purchase Price. The Series D-3 Cumulative Dividends shall not be payable upon conversion of the Series D-3 Preferred Stock in accordance with the terms of Section 5 hereof. The holders of outstanding Series D-3 Preferred Stock can waive any dividends or dividend preferences that such holders shall be entitled to receive pursuant to the Charter upon the affirmative vote or written consent of the holders of at least a majority of the then outstanding Series D-3 Preferred Stock.

(g) The holders of shares of the Series D-4 Preferred Stock shall be entitled to receive as, if and when declared by the Board of Directors, out of funds legally available for that purpose, prior and in preference to any declaration or payment of any dividends (payable other than in Common Stock or other securities convertible into or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock) on the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock or, the Series C Preferred Stock, cumulative dividends (the “Series D-4 Cumulative Dividends”), which shall accrue at the rate per annum of $0.52053141 per share of the Series D-4 Preferred Stock (subject to Adjustment). The Series D-4 Cumulative Dividends on each share of the Series D-4 Preferred Stock shall begin to accrue as of the date of issuance of such share, whether or not earned or declared and regardless of whether there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Dividends shall be payable pro rata for partial year periods. When paid, the Series D-4 Cumulative Dividends shall be paid in cash or, at the option of the Corporation, in shares of the Series D-4 Preferred Stock. In the event the Corporation elects to pay the Series D-4 Cumulative Dividends in shares of the Series D-4 Preferred Stock, the per share value of the Series D-4 Preferred Stock for such purposes shall be deemed to be the Series D-4 Original Purchase Price. The holders of outstanding Series D-4 Preferred Stock can waive any dividends or dividend preferences that such holders shall be entitled to receive pursuant to the Charter upon the affirmative vote or written consent of the holders of at least a majority of the then outstanding Series D-4 Preferred Stock.

(h) The holders of shares of the Series D-5 Preferred Stock shall be entitled to receive as, if and when declared by the Board of Directors, out of funds legally available for that purpose, prior and in preference to any declaration or payment of any dividends (payable other than in Common Stock or other securities convertible into or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock) on the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock, cumulative dividends (the “Series D-5 Cumulative Dividends”), which shall accrue at the rate per annum of $0.52053141 per share of the Series D-5 Preferred Stock (subject to Adjustment). The Series D-5 Cumulative Dividends on each share of the Series D-5 Preferred Stock shall begin to accrue as of the date of issuance of such share, whether or not earned or declared and regardless of whether there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Dividends shall be payable pro rata for partial year periods. When paid, the Series D-5 Cumulative Dividends shall be paid in cash or, at the option of the Corporation, in shares of the Series D-5 Preferred Stock. In the event the Corporation elects to pay the Series D-5 Cumulative Dividends in shares of the Series D-5 Preferred Stock, the per share value of the Series D-5 Preferred Stock for such purposes shall be deemed to be the Series D-5 Original Purchase Price. The holders of outstanding Series D-5 Preferred Stock can waive any dividends or dividend preferences that such holders shall be entitled to receive pursuant to the Charter upon the affirmative vote or written consent of the holders of at least a majority of the then outstanding Series D-5 Preferred Stock.

(i) The holders of shares of the Series E Preferred Stock shall be entitled to receive as, if and when declared by the Board of Directors, out of funds legally available for that purpose, prior and in preference to any declaration or payment of any dividends (payable other than in Common Stock or other securities convertible into or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock) on any other series or class of stock, cumulative dividends (the “Series E Cumulative Dividends”), which shall accrue at the rate per annum of $0.31 per share of the Series E Preferred Stock (subject to Adjustment). The Series E Cumulative Dividends on each share of the Series E Preferred Stock shall begin to accrue as of the date of issuance of such share, whether or not earned or declared and regardless of whether there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Dividends shall be payable pro rata for partial year periods. When paid, the Series E Cumulative Dividends shall be paid in cash or, at the option of the Corporation, in shares of the Series E Preferred Stock to holders of the Series E Preferred Stock. In the event the Corporation elects to pay the Series E Cumulative Dividends in shares of the Series E Preferred Stock, the per share value of the Series E Preferred Stock for such purpose shall be deemed to be the Series E Original Purchase Price. The holders of outstanding Series E Preferred Stock can waive any dividends or dividend preferences that such holders shall be entitled to receive pursuant to the Charter upon the affirmative vote or written consent of the holders of at least a majority of the then outstanding Series E Preferred Stock.

(j) No dividends shall be declared or paid upon the Common Stock, unless equivalent dividends, on an as-converted basis, are declared and paid concurrently on the Series A Preferred Stock.

(k) No dividends shall be declared or paid upon the Common Stock or the Series A Preferred Stock, unless the Series B Cumulative Dividends which shall have accrued with respect to the Series B Preferred Stock as of the date of such declaration or payment have first been paid in full.

(l) No dividends shall be declared or paid upon the Common Stock, the Series A Preferred Stock or the Series B Preferred Stock, unless the Series C Cumulative Dividends which shall have accrued with respect to the Series C Preferred Stock as of the date of such declaration or payment have first been paid in full.

(m) No dividends shall be declared or paid upon the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock, unless the Series D Cumulative Dividends which shall have accrued with respect to the Series D Preferred Stock as of the date of such declaration or payment have first been paid in full, the Series D-2 Cumulative Dividends which shall have accrued with respect to the Series D-2 Preferred Stock as of the date of such declaration or payment have first been paid in full, the Series D-3 Cumulative Dividends which shall have accrued with respect to the Series D-3 Preferred Stock as of the date of such declaration or payment have first been paid in full, the Series D-4 Cumulative Dividends which shall have accrued with respect to the

Series D-4 Preferred Stock as of the date of such declaration or payment have first been paid in full and the Series D-5 Cumulative Dividends which shall have accrued with respect to the Series D-5 Preferred Stock as of the date of such declaration or payment have first been paid in full.

(n) No dividends shall be declared or paid upon any other series or class of stock, unless the Series E Cumulative Dividends which shall have accrued with respect to the Series E Preferred Stock as of the date of such declaration or payment have first been paid in full.

(o) After payment of the Series B Cumulative Dividends, the Series C Cumulative Dividends, the Series D Cumulative Dividends, the Series D-2 Cumulative Dividends, the Series D-3 Cumulative Dividends, the Series D-4 Cumulative Dividends, the Series D-5 Cumulative Dividends and the Series E Cumulative Dividends in full, any additional dividends or distributions shall be distributed among all holders of Common Stock and Preferred Stock in proportion to the number of shares of Common Stock that would be held by each such holder if all shares of Preferred Stock were converted to Common Stock at the then effective conversion rate.

3. Liquidation, Dissolution or Winding Up.

(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (a “Liquidation”), the funds and assets of the Corporation legally available for distribution to its stockholders (the “Corporate Assets”) shall be distributed as follows taking into account all amounts payable pursuant to this Section 3 to holders of each series of Preferred Stock, whether as holders of Preferred Stock or of Common Stock issued or deemed issued upon conversion of such Preferred Stock:

(i) First, before any distribution of assets shall be made to the holders of any other series or class of stock by reason of their ownership thereof and before any distribution of assets in respect of the Series E Additional Preference (defined below), the Series D-5 Additional Preference (defined below) and Series D-1 Additional Preference (defined below) shall be made, the holders of each share of Series E Preferred Stock then outstanding shall be entitled to be paid out of the Corporate Assets, an amount per share equal to one hundred ten percent (110%) of the Series E Original Purchase Price (the “Series E Initial Percentage Preference”), plus all dividends, including the Series E Cumulative Dividend, accrued but unpaid on such shares up to the date of distribution of the Corporate Assets (such dividends together with the Series E Initial Percentage Preference, the “Series E Initial Preference”). If upon the occurrence of a Liquidation, the Corporate Assets shall be insufficient to pay to the holders of shares of Series E Preferred Stock the Series E Initial Preference, then the holders of shares of Series E Preferred Stock shall share ratably in the distribution of the entire Corporate Assets in proportion to the respective amounts (excluding amounts payable in respect of the Series E Additional Preference) which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts (excluding amounts payable in respect of the Series E Additional Preference) payable on or with respect to such shares were paid in full.

(ii) Second, before any distribution of assets shall be made to the holders of Common Stock, the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock by reason of their ownership thereof and before any distribution of assets in respect of the Series D-1 Additional Preference, in respect of the Series D-5 Additional Preference or in respect of the Series E Additional Preference (if any), (A) the holders of each share of the Series D Preferred Stock then outstanding shall be entitled to be paid out of the Corporate Assets an amount per share equal to the

Series D Original Purchase Price (subject to Adjustment), plus all dividends, including the Series D Cumulative Dividend, accrued but unpaid on such shares up to the date of distribution of the Corporate Assets (the “Series D Liquidation Preference”), (B) the holders of each share of the Series D-2 Preferred Stock then outstanding shall be entitled to be paid out of the Corporate Assets an amount per share equal to the Series D-2 Original Purchase Price (subject to Adjustment), plus all dividends, including the Series D-2 Cumulative Dividend, accrued but unpaid on such shares up to the date of distribution of the Corporate Assets (the “Series D-2 Liquidation Preference”), (C) the holders of each share of the Series D-3 Preferred Stock then outstanding shall be entitled to be paid out of the Corporate Assets an amount per share equal to the Series D-3 Original Purchase Price (subject to Adjustment), plus all dividends, including the Series D-3 Cumulative Dividend, accrued but unpaid on such shares up to the date of distribution of the Corporate Assets (the “Series D-3 Liquidation Preference”), (D) the holders of each share of the Series D-4 Preferred Stock then outstanding shall be entitled to be paid out of the Corporate Assets an amount per share equal to the Series D-4 Original Purchase Price (subject to Adjustment), plus dividends, including the Series D-4 Cumulative Dividend, accrued but unpaid on such shares up to the date of distribution of the Corporate Assets (the “Series D-4 Liquidation Preference”), and (E) the holders of each share of the Series D-5 Preferred Stock then outstanding shall be entitled to be paid out of the Corporate Assets an amount per share equal to fifty-seven percent (57%) of the sum of the Series D-5 Original Purchase Price (subject to Adjustment), plus dividends, including the Series D-5 Cumulative Dividend, accrued but unpaid on such shares up to the date of distribution of the Corporate Assets (the “Series D-5 Liquidation Preference”). If, upon the occurrence of a Liquidation and after payment in full of the Series E Initial Preference, the Corporate Assets shall be insufficient to pay to the holders of shares of the Series D Preferred Stock the Series D Liquidation Preference, to pay to the holders of shares of the Series D-2 Preferred Stock the Series D-2 Liquidation Preference, to pay to the holders of shares of the Series D-3 Preferred Stock the Series D-3 Liquidation Preference, to pay to the holders of shares of the Series D-4 Preferred Stock the Series D-4 Liquidation Preference, or to pay to the holders of shares of the Series D-5 Preferred Stock the Series D-5 Liquidation Preference, then the holders of shares of the Series D Preferred Stock, the Series D-2 Preferred Stock, the Series D-3 Preferred Stock, the Series D-4 Preferred Stock and the Series D-5 Preferred Stock shall share ratably in the distribution of the entire remaining Corporate Assets in proportion to the respective amounts (excluding amounts payable in respect of the Series D-1 Additional Preference and the Series D-5 Additional Preference) which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts (excluding amounts payable in respect of the Series D-1 Additional Preference and the Series D-5 Additional Preference) payable on or with respect to such shares were paid in full.

(iii) Third, before any distribution of assets shall be made to the holders of Common Stock, the Series A Preferred Stock, or the Series B Preferred Stock by reason of their ownership thereof and before any distribution of assets in respect of the Series D-1 Additional Preference, the Series D-5 Additional Preference and the Series E Additional Preference (if any) shall be made, the holders of each share of the Series C Preferred Stock then outstanding shall be entitled to be paid out of the Corporate Assets an amount per share equal to the Series C Original Purchase Price (subject to Adjustment), plus all dividends, including the Series C Cumulative Dividends, accrued but unpaid on such shares up to the date of distribution of the Corporation Assets (the “Series C Liquidation Preference”). If upon the occurrence of a Liquidation and after payment in full of the Series E Initial Preference, Series D Liquidation Preference, Series D-2 Liquidation Preference, Series D-3 Liquidation Preference, Series D-4 Liquidation Preference and Series D-5 Liquidation Preference, the Corporate Assets shall be insufficient to pay to the holders of shares of the Series C Preferred Stock the Series C Liquidation Preference, the holders of shares of the Series C Preferred Stock shall share ratably in the distribution of the entire remaining Corporate Assets in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(iv) Fourth, before any distribution of assets shall be made to the holders of Common Stock or the Series A Preferred Stock by reason of their ownership thereof and before any distribution of assets in respect of the Series D-1 Additional Preference, the Series D-5 Additional Preference or the Series E Additional Preference (if any) shall be made, the holders of each share of the Series B Preferred Stock then outstanding shall be entitled to be paid out of the Corporate Assets an amount per share equal to the Series B Original Purchase Price (subject to Adjustment), plus all dividends, including the Series B Cumulative Dividends, accrued but unpaid on such shares up to the date of distribution of the Corporate Assets (the “Series B Liquidation Preference”). If upon the occurrence of a Liquidation and after payment in full of the Series E Initial Preference, Series D Liquidation Preference, Series D-2 Liquidation Preference, Series D-3 Liquidation Preference, Series D-4 Liquidation Preference, Series D-5 Liquidation Preference and Series C Liquidation Preference, the Corporate Assets shall be insufficient to pay to the holders of shares of the Series B Preferred Stock the Series B Liquidation Preference, the holders of shares of the Series B Preferred Stock shall share ratably in the distribution of the entire remaining Corporate Assets in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(v) Fifth, before any distribution of assets shall be made to the holders of Common Stock by reason of their ownership thereof and before any distribution of assets in respect of the Series D-1 Additional Preference, the Series D-5 Additional Preference or the Series E Additional Preference (if any) shall be made, the holders of each share of the Series A Preferred Stock then outstanding shall be entitled to be paid out of the Corporate Assets an amount per share equal to the Series A Original Purchase Price (subject to Adjustment), plus all dividends declared but unpaid on such shares up to the date of distribution of the Corporate Assets (the “Series A Liquidation Preference”). If upon the occurrence of a Liquidation and after payment in full of the Series E Initial Preference, Series D Liquidation Preference, Series D-2 Liquidation Preference, Series D-3 Liquidation Preference, Series D-4 Liquidation Preference, Series D-5 Liquidation Preference, Series C Liquidation Preference and Series B Liquidation Preference, the Corporate Assets shall be insufficient to pay the holders of shares of the Series A Preferred Stock the Series A Liquidation Preference, the holders of shares of the Series A Preferred Stock shall share ratably in the distribution of the entire remaining Corporate Assets in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(vi) Sixth, before any distribution of assets shall be made to the holders of Common Stock by reason of their ownership thereof and before any distribution of assets in respect of the Series D-5 Additional Preference or the Series D-1 Additional Preference shall be made, the holders of each share of the Series E Preferred Stock then outstanding shall be entitled to be paid out of the Corporate Assets an amount per share equal to twenty percent (20%) of the Series E Original Purchase Price (subject to Adjustment) (the “Series E Additional Preference”). If upon the occurrence of a Liquidation and after payment in full of the Series E Initial Preference, Series D Liquidation Preference, Series D-2 Liquidation Preference, Series D-3 Liquidation Preference, Series D-4 Liquidation Preference, Series D-5 Liquidation Preference, Series C Liquidation Preference, Series B Liquidation Preference and Series A Liquidation Preference, the Corporate Assets shall be insufficient to pay the holders of the Series E Preferred Stock the Series E Additional Preference, the holders of shares of the

Series E Preferred Stock shall share ratably in the distribution of the entire remaining Corporate Assets in proportion to the respective amounts which would otherwise be payable in respect of the Series E Additional Preference upon such distribution if the Series E Additional Preference with respect to the Series E Preferred Stock were paid in full.

(vii) Seventh, before any distribution of assets shall be made to the holders of Common Stock by reason of their ownership thereof and before any distribution of assets in respect of the Series D-5 Additional Preference shall be made, the holders of each share of the Series D-1 Preferred Stock then outstanding shall be entitled to be paid out of the Corporate Assets an amount per share equal to twenty percent (20%) of the Series D Original Purchase Price (subject to Adjustment) (the “Series D-1 Additional Preference”). If upon the occurrence of a Liquidation and after payment in full of the Series E Initial Preference, Series D Liquidation Preference, Series D-2 Liquidation Preference, Series D-3 Liquidation Preference, Series D-4 Liquidation Preference, Series D-5 Liquidation Preference, Series C Liquidation Preference, Series B Liquidation Preference, Series A Liquidation Preference and Series E Additional Preference, the Corporate Assets shall be insufficient to pay the holders of the Series D-1 Preferred Stock the Series D-1 Additional Preference, the holders of shares of the Series D-1 Preferred Stock shall share ratably in the distribution of the entire remaining Corporate Assets in proportion to the respective amounts which would otherwise be payable in respect of the Series D-1 Additional Preference upon such distribution if the Series D-1 Additional Preference with respect to the Series D-1 Preferred Stock were paid in full.

(viii) Eighth, before any distribution of assets shall be made to the holders of Common Stock by reason of their ownership thereof, the holders of each share of the Series D-5 Preferred Stock then outstanding shall be entitled to be paid out of the Corporate Assets an amount equal to forty-three percent (43%) of the sum of the Series D-5 Original Purchase Price plus dividends, including the Series D-5 Cumulative Dividend, accrued but unpaid on such shares up to the date of distribution of the Corporate Assets (the “Series D-5 Additional Preference” and together with the Series E Additional Preference (if any), the Series D-1 Additional Preference, the Series A Liquidation Preference, the Series B Liquidation Preference, the Series C Liquidation Preference, the Series D Liquidation Preference, the Series D-2 Liquidation Preference, the Series D-3 Liquidation Preference, the Series D-4 Liquidation Preference, the Series D-5 Liquidation Preference and the Series E Initial Preference, the “Liquidation Preference”). If upon the occurrence of a Liquidation and after payment in full of the Series E Initial Preference, Series D Liquidation Preference, Series D-2 Liquidation Preference, Series D-3 Liquidation Preference, Series D-4 Liquidation Preference, Series D-5 Liquidation Preference, Series C Liquidation Preference, Series B Liquidation Preference, Series A Liquidation Preference, Series E Additional Preference and Series D-1 Additional Preference, the Corporate Assets shall be insufficient to pay to the holders of shares of the Series D-5 Preferred Stock the Series D-5 Additional Preference, the holders of shares of the Series D-5 Preferred Stock shall share ratably in the distribution of the entire remaining Corporate Assets in proportion to the respective amounts which would otherwise be payable in respect of the Series D-5 Additional Preference upon such distribution if the Series D-5 Additional Preference with respect to such the Series D-5 Preferred Stock were paid in full.

(ix) Ninth, after distribution of the Liquidation Preference, the remaining Corporate Assets shall be distributed among the holders of Common Stock and the holders of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series D-2 Preferred Stock, the Series D-3 Preferred Stock, the Series D-4 Preferred Stock, the Series D-5 Preferred Stock and the Series E Preferred Stock on a pro rata basis, with the amount distributable computed on the basis of the number of shares of Common Stock which would be held by such holders of Preferred Stock if immediately prior to the Liquidation all of the shares of the Preferred Stock had been converted into shares of Common Stock at the then effective conversion rates.

(b) Notwithstanding anything to the contrary contained in the foregoing, if as a result of receiving any distributions as described in Section 3(a) above (without taking into account the payment, declaration or accrual of any dividend pursuant to Section 3(a) to the holders of Series E Preferred Stock), the holders of the Series E Preferred Stock would receive an amount per share:

(1) through a combination of the payments of the Series E Initial Percentage Preference, the Series E Additional Preference and the amount described in Section 3(a)(ix) above (the “Series E Received Amount”) which is equal to or in excess of the product obtained by multiplying the Series E Original Purchase Price by three (3) (the “Series E Trigger Price”), and

(2) pursuant to solely Section 3(a)(ix) above, which is less than the Series E Trigger Price, assuming that there is no payment of either the Series E Initial Percentage Preference or the Series E Additional Preference (such amount is the “Alternative Series E Preference Amount”), then, based upon the ratio of the Series E Received Amount to the Series E Original Purchase Price (the “Ratio”), the aggregate per share proceeds to be received pursuant to payment of the Series E Initial Percentage Preference and the Series E Additional Preference shall be limited to the product of (A) the Series E Original Purchase Price, multiplied by (B) the Limitation Percentage (as calculated below); provided, however, that such limitation shall be allocated first to the Series E Additional Preference and second to the Series E Initial Percentage Preference, and no such limitation shall be allocated to the Series E Initial Percentage Preference until the Series E Additional Preference has been reduced to zero (0). For the purposes of this Section 3(b):

(a)	when the Ratio shall be less than or equal to three (3) (the “Lower Ratio Limit”), the Limitation Percentage shall equal one hundred thirty percent (130%) (the “Maximum Percentage”);

(b)	when the Ratio shall equal three and twenty-six one hundredths (3.26) (the “Upper Ratio Limit”), the Limitation Percentage shall equal twenty-five percent (25%) (the “Minimum Percentage”);

(c)	when the Ratio shall equal a quotient that is greater than the Lower Ratio Limit and less than the Upper Ratio Limit, the Limitation Percentage shall be ratably reduced from the Maximum Percentage to the Minimum Percentage in proportion to the ratable increase of the Ratio from the Lower Ratio Limit to the Upper Ratio Limit; and

(d)	when the Ratio would otherwise equal a quotient that is greater than the Upper Ratio Limit, the Limitation Percentage shall be reduced such that the Ratio shall equal the Upper Ratio Limit.

(c) Notwithstanding anything to the contrary contained in the foregoing, if as a result of receiving any distributions as described in Section 3(a) above (without taking into account the payment, declaration or accrual of any dividend pursuant to Section 3(a) to the holders of Series E Preferred Stock), the holders of the Series E Preferred Stock would receive an Alternative Series E Preference Amount equal to or greater than the Series E Trigger Price, then in lieu of the distributions with respect to Series E Preferred Stock as described in Section 3(a) and 3(b) above, such holders shall receive the aggregate amount such holder would receive if all holders of Series E Preferred Stock converted such shares held to Common Stock (without requiring such holders’ actual conversion) and shared in the distribution of Corporate Assets pursuant to Section 3(a) above with the holders of Common Stock on an as-converted basis upon Liquidation.

(d) Notwithstanding anything to the contrary contained in the foregoing, if as a result of receiving any distributions as described in Section 3(a) above, the holders of the Series D-5 Preferred Stock would receive an amount per share greater than the product obtained by multiplying the sum of the Series D-5 Liquidation Preference and the Series D-5 Additional Preference by one (1) (the “Series D-5 Trigger Price”), then in lieu of the distributions with respect to Series D-5 Preferred Stock as described in Section 3(a) above, such holders shall receive the greater of (i) the amount obtained by multiplying the Series D-5 Trigger Price by the number of shares of Series D-5 Preferred Stock held by such holder, or (ii) the aggregate amount such holder would receive if all holders of Series D-5 Preferred Stock converted such shares held to Common Stock (without requiring such holders’ actual conversion) and shared in the distribution of Corporate Assets pursuant to Section 3(a) above with the holders of Common Stock on an as-converted basis upon Liquidation.

(e) Notwithstanding anything to the contrary contained in the foregoing, if as a result of receiving any distributions as described in Section 3(a) above, the holders of the Series D-4 Preferred Stock would receive an amount per share greater than the product obtained by multiplying the Series D-4 Liquidation Preference by one (1) (the “Series D-4 Trigger Price”), then in lieu of the distributions with respect to Series D-4 Preferred Stock as described in Section 3(a) above, such holders shall receive the greater of (i) the amount obtained by multiplying the Series D-4 Trigger Price by the number of shares of Series D-4 Preferred Stock held by such holder, or (ii) the aggregate amount such holder would receive if all holders of Series D-4 Preferred Stock converted such shares held to Common Stock (without requiring such holders’ actual conversion) and shared in the distribution of Corporate Assets pursuant to Section 3(a) above with the holders of Common Stock on an as-converted basis upon Liquidation.

(f) Notwithstanding anything to the contrary contained in the foregoing, if as a result of receiving any distributions as described in Section 3(a) above, the holders of the Series D-3 Preferred Stock would receive an amount per share greater than the product obtained by multiplying the Series D-3 Liquidation Preference by one (1) (the “Series D-3 Trigger Price”), then in lieu of the distributions with respect to Series D-3 Preferred Stock as described in Section 3(a) above, such holders shall receive the greater of (i) the amount obtained by multiplying the Series D-3 Trigger Price by the number of shares of Series D-3 Preferred Stock held by such holder, or (ii) the aggregate amount such holder would receive if all holders of Series D-3 Preferred Stock converted such shares held to Common Stock (without requiring such holders’ actual conversion) and shared in the distribution of Corporate Assets pursuant to Section 3(a) above with the holders of Common Stock on an as-converted basis upon Liquidation.

(g) Notwithstanding anything to the contrary contained in the foregoing, if as a result of receiving any distributions as described in Section 3(a) above, the holders of the Series D-2 Preferred Stock would receive an amount per share greater than the product obtained by multiplying the Series D-2 Liquidation Preference by one (1) (the “Series D-2 Trigger Price”), then in lieu of the distributions with respect to Series D-2 Preferred Stock as described in Section 3(a) above, such holders shall receive the greater of (i) the amount obtained by multiplying the Series D-2 Trigger Price by the number of shares of Series D-2 Preferred Stock held by such holder, or (ii) the aggregate amount such holder would receive if all holders of Series D-2 Preferred Stock converted such shares held to Common Stock (without requiring such holders’ actual conversion) and shared in the distribution of Corporate Assets pursuant to Section 3(a) above with the holders of Common Stock on an as-converted basis upon Liquidation.

(h) Notwithstanding anything to the contrary contained in the foregoing, if as a result of receiving any distributions as described in Section 3(a) above, the holders of the Series D Preferred Stock would receive an amount per share greater than the product obtained by multiplying the Series D Liquidation Preference by three (3) (the “Series D Trigger Price”), then in lieu of the distributions with respect to Series D Preferred Stock as described in Section 3(a) above, such holders shall receive the greater of (i) the amount obtained by multiplying the Series D Trigger Price by the number of shares of Series D Preferred Stock held by such holder, or (ii) the aggregate amount such holder would receive if all holders of Series D Preferred Stock converted such shares held to Common Stock (without requiring such holders’ actual conversion) and shared in the distribution of Corporate Assets pursuant to Section 3(a) above with the holders of Common Stock on an as-converted basis upon Liquidation.

(i) Notwithstanding anything to the contrary contained in the foregoing, if as a result of receiving any distributions as described in Section 3(a) above, the holders of the Series C Preferred Stock would receive an amount per share greater than the product obtained by multiplying the Series C Original Purchase Price by four (4) (the “Series C Trigger Price”), then in lieu of the distributions with respect to Series C Preferred Stock as described in Section 3(a) above, such holders shall receive the greater of (i) the amount obtained by multiplying the Series C Trigger Price by the number of shares of Series C Preferred Stock held by such holder, or (ii) the aggregate amount such holder would receive if all holders of Series C Preferred Stock converted such shares held to Common Stock (without requiring such holders’ actual conversion) and shared in the distribution of Corporate Assets pursuant to Section 3(a) above with the holders of Common Stock on an as-converted basis upon Liquidation.

(j) Notwithstanding anything to the contrary contained in the foregoing, if as a result of receiving any distributions as described in Section 3(a) above, the holders of the Series B Preferred Stock would receive an amount per share greater than the product obtained by multiplying the Series B Original Purchase Price by four (4) (the “Series B Trigger Price”), then in lieu of the distributions with respect to Series B Preferred Stock as described in Section 3(a) above, such holders shall receive the greater of (i) the amount obtained by multiplying the Series B Trigger Price by the number of shares of Series B Preferred Stock held by such holder, or (ii) the aggregate amount such holder would receive if all holders of Series B Preferred Stock converted such shares held to Common Stock (without requiring such holders’ actual conversion) and shared in the distribution of Corporate Assets pursuant to Section 3(a) above with the holders of Common Stock on an as-if converted basis upon Liquidation.

(k) The merger, consolidation, sale or reorganization (whether or not by way of sale of shares of the Corporation, in one transaction or a series of related transactions) that results in (i) the transfer of fifty percent (50%) or more of the stock or other equity interests of the Corporation, (ii) the holders of a majority of the outstanding voting securities immediately prior to such transaction holding, directly or indirectly, less than a majority of the outstanding voting securities of the surviving entity (in substantially the same proportions) or (iii) a transaction or series of related transactions whereby all or substantially all the assets of the Corporation are sold, leased, transferred or otherwise disposed of (any of the foregoing events referred to in this Section 3(i) a “Sale Transaction”), shall be deemed to be a Liquidation, unless the holders of (A) at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Preferred Stock (voting together as a single class and not as separate series, and on an as converted basis) and (B) a majority of the then outstanding Series E Preferred Stock, voting as a separate series, elect otherwise by vote or written consent. Notwithstanding the foregoing, a transaction shall not constitute a Sale Transaction if its sole purpose is to change the state of this Corporation’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held this Corporation’s securities immediately prior to such transaction and provided further, that neither (x) the sale of shares of Series E Preferred Stock in a financing transaction pursuant to that certain Series E Convertible Preferred Stock and Warrant Purchase Agreement dated on or about June 12, 2003 (the “Series E Agreement”) nor (y) the sale of shares of Preferred Stock by Corporation stockholders to TCV IV, L.P. and TCV IV Strategic Partners, L.P. pursuant to those certain Stock Purchase Agreements dated on or about June 12, 2003, shall be deemed a “Liquidation” or a “Sale Transaction”. The amount deemed distributed for purposes of determining the Liquidation Preference for the holders of shares of Preferred Stock upon any such transaction deemed to be a Liquidation shall be the cash or the value of the property, rights or securities distributed to such holders by the acquiring person, firm or other entity. The value of such property, rights or other securities shall be determined in good faith by the Board of Directors of the Corporation (including at least two (2) Preferred Stock Directors (as defined below) subject to Sections 3(j), 3(k) and 3(l) below.

(l) The method of valuation of securities distributed to stockholders on a Liquidation pursuant to this Section 3 that are not subject to investment letter or other similar restrictions on free marketability shall be as follows:

(i) if the securities are then traded on a national securities exchange or the NASDAQ National Market System (or a similar national quotation system) or the NASDAQ Small Cap Market, then the value shall be deemed to be the average of the closing prices of the securities over the thirty (30) day period ending three (3) days prior to the distribution;

(ii) if actively traded over-the-counter, then the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the closing of such Liquidation; or

(iii) if there is no active public market, then the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation (including at least two (2) Preferred Stock Directors).

(m) The method of valuation of securities distributed to stockholders in a Liquidation pursuant to this Section 3 that are subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined pursuant to Section 3(j)(i),

(ii), or (iii) above to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors of the Corporation (including at least two (2) Preferred Stock Directors).

(n) The foregoing methods for valuing non-cash consideration to be distributed in connection with a Liquidation may be superceded by any determination of such value set forth in the definitive agreements governing such Liquidation.

(o) In the event the requirements of this Section 3 are not complied with, this Corporation shall forthwith either:

(i) cause the closing of such Liquidation to be postponed until such time as the requirements of this Section 3 have been complied with; or

(ii) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section 3(n) hereof.

(p) Written notice of a Liquidation, stating a payment date, the Liquidation Preference and the place where said Liquidation Preference shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than twenty (20) days prior to the payment date stated therein, to the holders of record of the Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation; provided, however, that subject to compliance with the DGCL such twenty (20) day notice period may be shortened or waived upon the written consent of the holders of (I) Preferred Stock that represent at least a majority of the voting power of all then outstanding shares of such Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis) and (II) at least a majority of the voting power of the Series E Preferred Stock (voting as a separate series).

4. Voting.

(a) Each holder of outstanding shares of Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held of record by such holder are convertible (as adjusted from time to time pursuant to Section 5 hereof), at each meeting of stockholders of the Corporation, with notice of such stockholders’ meeting provided to such holder in accordance with the Bylaws of the Corporation, (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, the date such vote is taken or any written consent of stockholders is solicited. Except as provided by law and by the provisions of this Section 4 below, the holders of shares of Preferred Stock shall vote together with the holders of Common Stock as a single class. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

(b) So long as at least 100,000 shares of the Series A Preferred Stock remain outstanding (subject to Adjustment) the Corporation shall not, by amendment, merger, consolidation or otherwise, without first obtaining the written consent or affirmative vote of the holders of at least fifty-one percent (51%) of the then outstanding shares of the Series A Preferred Stock:

(i) amend, alter or repeal the rights, preferences, or privileges of the Series A Preferred Stock, including, without limitation, by amendment, waiver, alteration or repeal of the Charter or Bylaws;

(ii) increase the authorized number of shares of the Series A Preferred Stock; or

(iii) authorize or issue any other class of stock on a parity with the rights, powers or privileges of the Series A Preferred Stock.

Any such action taken without the required consent or affirmative vote of such holders of the Series A Preferred Stock shall be void ab initio.

(c) So long as at least 500,000 shares of the Series B Preferred Stock remain outstanding (subject to Adjustment), the Corporation shall not, by amendment, merger, consolidation or otherwise, without first obtaining the written consent or affirmative vote of the holders of at least fifty-one percent (51%) of the then outstanding shares of the Series B Preferred Stock:

(i) amend, alter or repeal the rights, preferences, or privileges of the Series B Preferred Stock, including, without limitation, by amendment, waiver, alteration or repeal of the Charter or Bylaws;

(ii) increase the authorized number of shares of the Series B Preferred Stock;

(iii) increase the authorized number of shares of any other class of Preferred Stock which is on parity with or senior to the Series B Preferred Stock; or

(iv) authorize or issue any other class or series of stock on parity with or senior to the Series B Preferred Stock or take other actions materially affecting the rights, powers or privileges of the Series B Preferred Stock except with respect to an issuance for the purpose of paying dividends pursuant to the terms of the Charter.

Any such action taken without the required consent or affirmative vote of such holders of the Series B Preferred Stock shall be void ab initio.

(d) So long as at least 500,000 shares of the Series C Preferred Stock remain outstanding (subject to Adjustment), the Corporation may not, by amendment, merger, consolidation or otherwise, without first obtaining the written consent or affirmative vote of the holders of at least fifty-one percent (51%) of the then outstanding shares of the Series C Preferred Stock:

(i) amend, alter or repeal the rights, preferences or privileges of the Series C Preferred Stock, including, without limitation, by amendment, waiver, alteration or repeal of the Charter or Bylaws;

(ii) increase the authorized number of shares of the Series C Preferred Stock; or

(iii) authorize or issue any other class or series of stock on parity with or senior to the Series C Preferred Stock or take other actions materially affecting the rights, powers or privileges of the Series C Preferred Stock except with respect to an issuance for the purpose of paying dividends pursuant to the terms of the Charter.

Any such action taken without the required consent or affirmative vote of such holders of the Series C Preferred Stock shall be void ab initio.

(e) So long as at least 500,000 shares of the Series D Preferred Stock and the Series D-1 Preferred Stock remain outstanding (subject to Adjustment), the Corporation may not, by amendment, merger, consolidation or otherwise, without first obtaining the written consent or affirmative vote of the holders of at least sixty percent (60%) of the then outstanding shares of the Series D Preferred Stock and the Series D-1 Preferred Stock, voting together as a class:

(i) subject to the proviso below, amend, alter or repeal the rights, preferences or privileges of the Series D Preferred Stock or the Series D-1 Preferred Stock, including, without limitation, by amendment, waiver, alteration or repeal of the Charter or Bylaws;

(ii) increase the authorized number of shares of the Series D Preferred Stock, the Series D-1 Preferred Stock, the Series D-2 Preferred Stock, the Series D-3 Preferred Stock, the Series D-4 Preferred Stock or the Series D-5 Preferred Stock except with respect to an increase for the purpose of paying dividends pursuant to the terms of the Charter, as applicable;

(iii) subject to the proviso below, authorize or issue any other class or series of stock on parity with or senior to the Series D Preferred Stock or the Series D-1 Preferred Stock or take actions materially affecting the rights, powers or privileges of the Series D Preferred Stock or the Series D-1 Preferred Stock other than pursuant to the payment of dividends pursuant to the terms of the Charter or upon the exercise of any of the Series D Warrants; or

(iv) subject to the proviso below, issue shares of the Series D Preferred Stock, the Series D-1 Preferred Stock, the Series D-2 Preferred Stock, the Series D-3 Preferred Stock, the Series D-4 Preferred Stock or the Series D-5 Preferred Stock other than pursuant to the payment of dividends pursuant to the terms of the Charter or upon the exercise of any of the Series D Warrants.

provided, however, that that in the case of any modifications to the Series D-1 Additional Preference, the holders of the Series D-1 Preferred Stock shall vote as a separate class apart from the holders of the Series D Preferred Stock, and the Corporation may not effect any such modification without first obtaining the written consent or affirmative vote of the holders of at least sixty percent (60%) of the then outstanding shares of the Series D-1 Preferred Stock.

Any of the foregoing actions taken without the required consent or affirmative vote of such holders of the Series D Preferred Stock, or the holders of the Series D-1 Preferred Stock, as the case may be, shall be void ab initio.

(f) So long as at least 250,000 shares of the Series D-2 Preferred Stock remain outstanding (subject to Adjustment), the Corporation may not, by amendment, merger, consolidation or otherwise, without first obtaining the written consent or affirmative vote of the holders of at least sixty percent (60%) of the then outstanding shares of the Series D-2 Preferred Stock, voting together as a class:

(i) amend, alter or repeal the rights, preferences or privileges of the Series D-2 Preferred Stock under Article VI(B)2(e), Article VI(B)(3)(a)(ii) and this Article VI(B)4(f), including, without limitation, by amendment, waiver, alteration or repeal of the Charter or Bylaws;

(ii) increase the authorized number of shares of the Series D-2 Preferred Stock, except with respect to an increase for the purpose of paying dividends pursuant to the Charter; or

(iii) issue shares of the Series D-2 Preferred Stock other than pursuant to the payment of dividends in accordance with the Charter.

Any of the foregoing actions taken without the required consent or affirmative vote of such holders of the Series D-2 Preferred Stock shall be void ab initio.

(g) So long as at least 150,000 shares of the Series D-3 Preferred Stock remain outstanding (subject to Adjustment), the Corporation may not, by amendment, merger, consolidation or otherwise, without first obtaining the written consent or affirmative vote of the holders of at least sixty percent (60%) of the then outstanding shares of the Series D-3 Preferred Stock, voting together as a class:

(i) amend, alter or repeal the rights, preferences or privileges of the Series D-3 Preferred Stock under Article VI(B)2(f), Article VI(B)(3)(a)(ii) and this Article VI(B)4(g) whether by merger, consolidation or otherwise, including, without limitation, by amendment, waiver, alteration or repeal of the Charter or Bylaws;

(ii) increase the authorized number of shares of the Series D-3 Preferred Stock, except with respect to an increase for the purpose of paying dividends pursuant to the Charter; or

(iii) issue shares of the Series D-3 Preferred Stock other than pursuant to the payment of dividends in accordance with the Charter.

Any of the foregoing actions taken without the required consent or affirmative vote of such holders of the Series D-3 Preferred Stock shall be void ab initio.

(h) So long as at least 150,000 shares of the Series D-4 Preferred Stock remain outstanding (subject to Adjustment), the Corporation may not, by amendment, merger, consolidation or otherwise, without first obtaining the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of the Series D-4 Preferred Stock, voting together as a class:

(i) amend, alter or repeal the rights, preferences or privileges of the Series D-4 Preferred Stock under Article VI(B)2(g), Article VI(B)(3)(a)(ii) and this Article VI(B)4(h) whether by merger, consolidation or otherwise;

(ii) increase the authorized number of shares of the Series D-4 Preferred Stock, except with respect to an increase for the purpose of paying dividends pursuant to the Charter; or

(iii) issue shares of the Series D-4 Preferred Stock other than pursuant to the payment of dividends in accordance with the Charter.

Any of the foregoing actions taken without the required consent or affirmative vote of such holders of the Series D-4 Preferred Stock shall be void ab initio.

(i) So long as at least 150,000 shares of the Series D-5 Preferred Stock remain outstanding (subject to Adjustment), the Corporation may not, by amendment, merger, consolidation or otherwise, without first obtaining the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of the Series D-5 Preferred Stock, voting together as a class:

(i) amend, alter or repeal the rights, preferences or privileges of the Series D-5 Preferred Stock under Article VI(B)2(h), Article VI(B)(3)(a)(ii), Article VI(B)(3)(a)(viii) and this Article VI(B)4(i), including, without limitation, by amendment, waiver, alteration or repeal of the Charter or Bylaws;

(ii) increase the authorized number of shares of the Series D-5 Preferred Stock, except with respect to an increase for the purpose of paying dividends pursuant to the Charter; or

(iii) issue shares of the Series D-5 Preferred Stock other than pursuant to the payment of dividends in accordance with the Charter.

Any of the foregoing actions taken without the required consent or affirmative vote of such holders of the Series D-5 Preferred Stock shall be void ab initio.

(j) So long as at least 500,000 shares of the Series E Preferred Stock remain outstanding (subject to Adjustment), the Corporation may not, by amendment, merger, consolidation or otherwise, without first obtaining the written consent or affirmative vote of a majority of the holders of the then outstanding shares of the Series E Preferred Stock:

(i) amend, alter or repeal the rights, preferences or privileges of the Series E Preferred Stock, including, without limitation, by amendment, waiver, alteration or repeal of the Charter or Bylaws;

(ii) increase or decrease (other than by redemption or conversion) the authorized number of shares of the Series E Preferred Stock except with respect to an increase for the purpose of paying dividends pursuant to the terms of the Charter;

(iii) authorize, create or issue any other class or series of stock on parity with or senior to the Series E Preferred Stock or take actions materially affecting the rights, powers or privileges of the Series E Preferred Stock;

(iv) issue shares of the Series E Preferred Stock other than pursuant to the payment of dividends in accordance with the terms of the Charter or upon the exercise of any of the Series E Warrants;

(v) notwithstanding anything to the contrary set forth in this Charter, pay or declare any dividend to any holder of Common Stock or Preferred Stock;

(vi) redeem, purchase or acquire any shares of its capital stock, other than pursuant to a “Redemption” provision set forth in Section 6 hereof (or in connection with the repurchase of shares of capital stock from Corporation employees, officers, directors, consultants or other persons performing services for the Corporation pursuant to the terms of a stock restriction agreements, stock option agreements or similar type agreements between the Corporation and such employees, officers, directors, consultants or other such persons);

(vii) effect a Liquidation pursuant to Section 3; or

(viii) effect a Sale Transaction pursuant to Section 3.

Any of the foregoing actions taken without the required consent or affirmative vote of such holders of the Series E Preferred Stock shall be void ab initio.

(k) So long as at least 500,000 shares of the Series B Preferred Stock, the Series C Preferred Stock, Series D Preferred Stock and/or the Series E Preferred Stock remain outstanding (each subject to Adjustment), the Corporation may not, without first obtaining the written consent or affirmative vote of the holders of at least sixty percent (60%) of the then outstanding shares of the Series B Preferred Stock, the Series C Preferred Stock, Series D Preferred Stock and the Series E Preferred Stock (voting together as a single class and not as separate series, and on an as converted basis), together as a single class:

(i) effectuate a Liquidation pursuant to Section 3;

(ii) effectuate a Sale Transaction pursuant to Section 3;

(iii) redeem, repurchase or acquire any shares of its capital stock, other than pursuant to a “Redemption” provision set forth in Section 6 hereof (or in connection with the repurchase of shares of capital stock from Corporation employees, officers, directors, consultants or other persons performing services for the Corporation pursuant to the terms of a stock restriction agreements, stock option agreements or similar type agreements between the Corporation and such employees, officers, directors, consultants or other such persons);

(iv) effect a reclassification, recapitalization or cancellation of the outstanding capital stock of the Corporation; or

(v) change the authorized number of directors of the Corporation.

Any such action taken without the required consent or affirmative vote of such holders of the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock shall be void ab initio.

(l) Board of Directors. Effective with the date of filing of this Charter: (i) so long as 300,000 shares of the Series B Preferred Stock remain outstanding (subject to Adjustment), the holders of the shares of the Series B Preferred Stock, exclusively and as a separate class, shall be entitled to designate one (1) director of the Corporation (the “Series B Designees”); (ii) so long as 300,000 shares of the Series C Preferred Stock remain outstanding (subject to Adjustment), the holders of the shares of the Series C Preferred Stock, exclusively and as a separate class, shall be entitled to designate one (1) director of the Corporation (the “Series C Designee”); (iii) so long as 300,000 shares of the Series D Preferred Stock remain outstanding (subject to Adjustment), the holders of the shares of the Series D Preferred Stock, exclusively and as a separate class, shall be entitled to designate one (1) director of the Corporation (the “Series D Designee”); (iv) so long as 300,000 shares of Series E Preferred Stock remain outstanding (subject to Adjustment), the holders of the shares of the Series E Preferred Stock, exclusively and as a separate class, shall be entitled to designate one (1) director of the Corporation (the “Series E Designee”) and together with the Series B Designees, the Series C Designee and the Series D Designee, the “Preferred Stock Directors”); (v) the holders of the shares of Common Stock, exclusively and as a separate class, shall be entitled to designate three (3) directors of the Corporation, one of whom shall be the Corporation’s Chief Executive Officer; and (vi) the holders of the shares of Common Stock and Preferred Stock, voting together as a single class and not as separate series, and on an as-converted basis, shall be entitled to designate the remaining directors of the Corporation.

Notwithstanding the provisions of Section 223(a)(1) and 223(a)(2) of the DGCL, any vacancy, including newly created directorships resulting from any increase in the authorized number of directors or amendment of this Charter, and vacancies created by removal or resignation of a director, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced; provided, however, that where such vacancy occurs among the directors elected by the holders of a class or series of stock, the holders of shares of such class or series may override the Board’s action to fill such vacancy by (i) voting for their own designee to fill such vacancy at a meeting of the Corporation’s stockholders or (ii) written consent, if the consenting stockholders hold a sufficient number of shares to elect their designee at a meeting of the stockholders. Any director elected as provided in the immediately preceding sentence hereof may be removed during the aforesaid term of office, either with or without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class or series of stock represented at the meeting or pursuant to written consent.

5. Conversion. The holders of shares of Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a) Optional Conversion. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time.

(b) Automatic Conversion.

(i) Each share of Preferred Stock (other than the Series E Preferred Stock) shall automatically be converted at the then effective Conversion Price (subject to Adjustment) in the manner provided herein into fully paid and nonassessable shares of Common Stock immediately prior to the closing of a firm commitment underwritten public offering pursuant to a registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), covering the offer and sale of Common Stock for the account of the Corporation in which (i) the public offering price is at least $3.300573532 (subject to Adjustment) and (ii) the aggregate net proceeds (after deduction of underwriter’s discounts and commissions) to the Corporation are at least $20,000,000; it being understood, that such conversion shall occur solely upon closing of such offering and not at any time prior thereto including the time of effectiveness of such registration statement.

(ii) Each share of Series E Preferred Stock shall automatically be converted at the then effective Conversion Price (subject to Adjustment) in the manner provided herein into fully paid and nonassessable shares of Common Stock immediately prior to the closing of a firm commitment underwritten public offering pursuant to a registration statement filed under the Securities Act, covering the offer and sale of Common Stock for the account of the Corporation in which (i) the public offering price is at least 1.5 times the Series E Original Purchase Price (subject to Adjustment) and (ii) the aggregate net proceeds (after deduction of underwriter’s discounts and commissions) to the Corporation are at least $30,000,000 (a “Qualified Public Offering”); it being understood, that such conversion shall occur solely upon closing of such offering and not at any time prior thereto including the time of effectiveness of such registration statement.

(iii) Each share of Series E Preferred Stock shall automatically be converted at the then effective Conversion Price (subject to Adjustment) in the manner provided herein into fully paid and nonassessable shares of Common Stock with the consent of the holders of a majority of the outstanding shares of Series E Preferred Stock (on an as converted basis)

(iv) Each share of Preferred Stock (other than the Series E Preferred Stock) shall automatically be converted at the then effective Conversion Price (subject to Adjustment) in the manner provided herein into fully paid and nonassessable shares of Common Stock:

(A) With the consent of the holders of sixty-six and two-thirds percent (66-2/3%) of the issued and outstanding shares of the Preferred Stock (other than Series E Preferred Stock) (voting together as a single class and not as separate series, and on an as converted basis); or

(B) Immediately prior to the closing of a Sale Transaction in which the cash or readily marketable securities of a publicly traded company paid or issued to the holders of the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series D-2 Preferred Stock, the Series D-3 Preferred Stock, the Series D-4 Preferred Stock and the Series D-5 Preferred Stock equals or exceeds the Series E Trigger Price (as defined in Section 3) (a “Qualifying Sale Transaction”).

(iv) In the case of an automatic conversion pursuant to this Section 5(b), the appropriate outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue to any holder certificates evidencing the shares of Common Stock issuable upon such conversion, unless certificates evidencing such shares of Preferred Stock are delivered either to the Corporation or any transfer agent of the Corporation, as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Preferred Stock, the holders of Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Preferred Stock or Common Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred. All dividends will cease to accrue upon conversion pursuant to this Section 5(b).

(v) All certificates evidencing shares of Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and canceled and the shares of Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action as may be necessary to reduce the authorized Preferred Stock accordingly.

(c) Conversion Mechanism and Conversion Price. Upon conversion in accordance with Sections 5(a) or 5(b), each appropriate share of Preferred Stock shall be converted, without payment of additional consideration by the holder thereof, into that number of fully paid and non-assessable shares of Common Stock equal to the quotient obtained by dividing (i) the applicable Original Purchase Price (without Adjustment) by (ii) the then applicable Conversion Price (as defined below). The conversion price per share at which shares of Common Stock shall be issuable upon conversion of shares of Preferred Stock (the “Conversion Price”) shall initially be the respective Original Purchase Price for the Series D-2 Preferred Stock, the Series D-3 Preferred Stock, the Series D-4 Preferred Stock and the Series E Preferred Stock. The Conversion Price for the Series A Preferred Stock shall initially be $0.304339424, for the Series B Preferred Stock shall initially be $0.446842401, for the Series C Preferred Stock shall initially be $0.831521194 and for the Series D Preferred Stock shall initially be $1.320229414. Such Conversion Price, and the rate at which shares of Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(d) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the shares of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay the holder cash equal to the product of such fraction multiplied by the Common Stock’s fair market value as determined in good faith by the Board of Directors of the Corporation as of the date of conversion. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such conversion.

(e) Mechanics of Conversion.

(i) Subject to Section 5(b)(iv) and Section 5(b)(v), in order for a holder of shares of Preferred Stock to convert shares of Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates evidencing the ownership of such shares of Preferred Stock at the office of the Corporation or any transfer agent for the Preferred Stock or Common Stock of the transfer agent for the shares of Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Preferred Stock represented by such certificate or certificates. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. Notwithstanding Section 5(b)(iv), and if required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or his or its attorney-in-fact duly authorized in writing. The date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates and notice shall be the conversion date (the “Conversion Date”). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of shares of Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fractional shares to which such holder would otherwise be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. Other than as set forth in this Section 5, if the conversion is made in connection with an underwritten offering of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering shares of Preferred Stock for conversion, be conditioned upon the closing of the sale of securities pursuant to such offering, in which event the person entitled to receive the Common Stock issuable upon such conversion of the shares of Preferred Stock shall not be deemed to have converted such shares of Preferred Stock until immediately prior to the closing of such sale of securities.

(ii) In the event of the conversion of the Series D Preferred Stock, the Series D-4 Preferred Stock, the Series D-5 Preferred Stock or the Series E Preferred Stock pursuant to Sections 5(a) or 5(b) in connection with either an initial public offering of equity securities by the Corporation or a Sale Transaction, promptly after surrender of the certificate(s) for the shares(s) of Series D Preferred Stock, the Series D-4 Preferred Stock, the Series D-5 Preferred Stock or the Series E Preferred Stock to be converted, in addition to any other cash or shares otherwise payable or issuable, if at all, pursuant to Article VI(B)(5)(c), the Corporation shall issue to the holders of Series D Preferred Stock, Series D-4 Preferred Stock, Series D-5 Preferred Stock and/or Series E Preferred Stock, respectively, an amount in cash equal to the aggregate of the accrued but unpaid Series D Cumulative Dividends, Series D-4 Cumulative Dividends, Series D-5 Cumulative Dividends or Series E Cumulative Dividends on all such shares to be converted. Notwithstanding the foregoing, any holder of any share or shares of Series D Preferred Stock, the Series D-4 Preferred Stock, the Series D-5 Preferred Stock or the Series E Preferred Stock shall have the right, at its option at any time, to waive the receipt of such additional cash upon conversion of such holder’s share or shares of Series D Preferred Stock, the Series D-4 Preferred Stock, the Series D-5 Preferred Stock or the Series E Preferred Stock.

(iii) All shares of Preferred Stock that shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor. Any shares of Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to eliminate the authorized Preferred Stock or reduce the authorized number thereof as may be appropriate accordingly.

(f) Reservation of Stock Issuable Upon Conversion. The Corporation shall, at all times when any shares of Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the shares of Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock. Before taking any action that would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the shares of Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, in addition to such other remedies as shall be available to the holder of such shares of Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

(g) Adjustments to Conversion Price for Diluting Issues:

(i) Special Definitions. For purposes of this Section 5(g), the following definitions shall apply:

(A) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities (as defined below) or restricted stock, excluding options granted to or shares of restricted stock acquired by employees, directors or consultants of the Corporation pursuant to an option plan or other compensation arrangement approved by the Board of Directors to acquire up to 18,492,425 shares of Common Stock (subject to Adjustment) and any shares issued upon exercise of such options (such excluded options and shares, the “Reserved Option Shares”).

(B) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, excluding the Series E Warrants (as defined in Article VI(B)(1)(a)), Series D Warrants (as defined in Article VI(B)1(a)), warrants issued by the Corporation to acquire up to 697,516 shares of the Series C Preferred Stock (subject to Adjustment) issued by the Corporation in connection with the Bridge Loan Agreement dated as of July 21, 2000 by and among the Corporation and the purchasers set forth therein, warrants to acquire up to 86,282 shares of Common Stock (subject to Adjustment) issued pursuant to the Loan Agreement by and between the Corporation and Imperial Bank dated May 2, 2000, warrants to acquire up to 36,058 shares of Common Stock (subject to Adjustment) issued pursuant to the Loan Agreement by and between the Corporation and Imperial Bank dated January 18, 2001, warrants to acquire up to 25,000 shares of Common Stock (subject to Adjustment) issued by the Board of Directors on July 25, 2001, warrants to acquire up to 31,250 shares of Common Stock (subject to Adjustment) issued by the Corporation on September 4, 2001, warrants to acquire shares of Common Stock issued by the Corporation on September 12, 2001 pursuant to the Investment Agreement by and among the Corporation, Spring Capital and Argosy Investment Partners II, L.P., warrants to acquire up to 44,455 shares of Common Stock (subject to Adjustment) issued by the Corporation to Comerica Bank on November 15, 2001, warrants to acquire up to 20,000 shares of Common Stock (subject to Adjustment) issued to K3T Partners, LLC, warrants to issue up to 250,000 shares of Common Stock (subject to Adjustment) issued to Appiant Technologies, Inc., warrants to acquire up to 22,898 shares of Common Stock (subject to Adjustment) issued by the Corporation to Russell Reynolds, warrants to acquire up to 960,556 shares of Common Stock (subject to Adjustment) issued (or issuable) pursuant to that certain Series D-4 Convertible Preferred Stock and Warrant Purchase Agreement dated on or about July 19, 2002 and warrants to acquire shares of Common Stock issued pursuant to the Series E Agreement (such excluded warrants, the “Excluded Warrants”), and shares of Common Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series D-1 Preferred Stock or the Series E Preferred Stock issuable upon exercise of the Excluded Warrants.

(C) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Article VI(B)(5)(g)(iii) below, deemed to be issued) by the Corporation after the Series E Original Issue Date, other than:

(I) shares of Common Stock issued or issuable as a dividend or distribution for which an adjustment to the Conversion Price occurs pursuant to Article VI(B)(5)(g)(vii);

(II) the Reserved Option Shares;

(III) shares of the Corporation’s capital stock issued or issuable upon exercise of the Excluded Warrants;

(IV) shares of Common Stock issued or issuable upon the conversion of the shares of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series D-1 Preferred Stock, the Series D-2 Preferred Stock, the Series D-3 Preferred Stock, the Series D-4 Preferred Stock, the Series D-5 Preferred Stock and the Series E Preferred Stock, shares of Preferred Stock underlying the Excluded Warrants or Convertible Securities outstanding on the Series E Original Issue Date;

(V) shares of Common Stock issued or issuable by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (I), (II), (III), (IV) or this clause (V); and

(VI) shares of Series E Preferred Stock issued pursuant to that certain Exchange of Equity Agreement dated as of June 12, 2003 by and among the Corporation, TCV IV, L.P. and TCV IV Strategic Partners, L.P. and that certain Exchange of Equity Agreement dated as of June 12, 2003 by and among the Corporation and certain Corporation stockholders.

(ii) No Adjustment of Conversion Price. No adjustment in the number of shares of Common Stock into which the shares of Preferred Stock are convertible shall be made, by adjustment in the applicable Conversion Price thereof pursuant to Section 5(g)(iv) hereof, unless the consideration per share (determined pursuant to Section 5(g)(v)) for an Additional Share of Common

Stock issued or deemed to be issued by the Corporation (a) is less than the applicable Conversion Price in effect on the date of, and immediately prior to, the issuance of such Additional Shares with respect to the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock or (b) is less than $1.650286766 per share, subject to Adjustment, immediately prior to the issuance of such Additional Shares with respect to the Series D-2 Preferred Stock, the Series D-3 Preferred Stock, the Series D-4 Preferred Stock and the Series D-5 Preferred Stock.

(iii) Issuance of Options and Convertible Securities Deemed Issuance of Additional Shares of Common Stock. If the Corporation at any time or from time to time after the Series E Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided, however, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(A) no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities and, upon the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding; and

(B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities, provided, however, that no readjustment pursuant to this clause (B) shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

(iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 5(g)(iii) hereof), without consideration or for a consideration per share that (a) is less than the applicable Conversion Price in effect on the date of, and immediately prior to, the issuance of such Additional Shares with respect to the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock or (b) is less than $1.650286766 per share, subject to

Adjustment, immediately prior to the issuance of such Additional Shares with respect to the Series D-2 Preferred Stock, the Series D-3 Preferred Stock, the Series D-4 Preferred Stock and the Series D-5 Preferred Stock, then and in such event, the applicable Conversion Price shall be reduced, concurrently with such issuance, to a price (calculated to the nearest hundredth of a cent) computed, with respect to the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, using the formula set forth below in item (A) and, with respect to the Series D-2 Preferred Stock, the Series D-3 Preferred Stock, the Series D-4 Preferred Stock and the Series D-5 Preferred Stock, in accordance with item (B) below.

(A) The formula for reduction of the applicable Conversion Price of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock pursuant to this Section 5(g)(iv) is as follows:

Adjusted Conversion Price = (P1xQ1) + (P2xQ2)

                                                 Q1 + Q2

Where: Q1	=	the number of outstanding shares of Common Stock deemed outstanding immediately prior to the issuance of the Additional Shares of Common Stock;

Q2	=	the number of Additional Shares of Common Stock issued or deemed to be issued by the Corporation without consideration or for a consideration per share that is less than the Conversion Price then in effect;

P1	=	the Conversion Price in effect immediately prior to the issuance of the Additional Shares of Common Stock; and

P2	=	the Net Consideration Per Share (as hereinafter defined) received by the Corporation as consideration for the issuance of such Additional Shares of Common Stock.

For the purpose of this Section 5(g)(iv), (I) all shares of Common Stock issuable upon conversion of shares of Preferred Stock outstanding immediately prior to such issue shall be deemed to be outstanding, and (II) immediately after any Additional Shares of Common Stock are deemed issued pursuant to Section 5(g)(iii), such Additional Shares of Common Stock shall be deemed to be outstanding.

(B) Each reduction to the Conversion Price of the Series D-2 Preferred Stock, the Series D-3 Preferred Stock, the Series D-4 Preferred Stock and the Series D-5 Preferred Stock pursuant to this Section 5(g)(iv) shall be proportionate (i.e., equal to the same percentage reduction) to each reduction to the Conversion Price of the Series D Preferred Stock pursuant to this Section 5(g)(iv).

(C) Notwithstanding the foregoing provisions of this Section 5(g)(iv), (I) there shall be no adjustment to the Conversion Price of any series of Preferred Stock other than the Series E Preferred Stock in connection with any particular issuance of Additional Shares of Common Stock in the event that the holders of at least sixty percent (60%) of the Preferred Stock (other than the Series E Preferred Stock) (acting together as a single class and not as separate series, and on an as converted basis) agree in writing that such particular issuance of Additional Shares of Common Stock shall not trigger an adjustment to the Conversion Price and (II) there shall be no adjustment to the Conversion Price of the Series E Preferred Stock in connection with any particular issuance of Additional

Shares of Common Stock in the event that the holders of a majority of the Series E Preferred Stock (voting as a separate series) agree in writing that such particular issuance of Additional Shares of Common Stock shall not trigger an adjustment to the Conversion Price of the Series E Preferred Stock.

(v) Determination of Consideration. For purposes of this Section 5(g), the “Net Consideration Per Share” shall mean the per share consideration received by the Corporation for the issue of any Additional Shares of Common Stock and shall be computed as follows:

(A) Cash and Property: Such consideration shall:

(I) insofar as it consists of cash, be computed at the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

(II) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors, irrespective of any accounting treatment; and

(III) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors (including at least two (2) Preferred Stock Directors) irrespective of any accounting treatment.

(B) Options and Convertible Securities. The Net Consideration Per Share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 5(g)(iii), relating to Options and Convertible Securities, shall be determined by dividing:

(I) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(II) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(vi) Adjustment for Combinations or Consolidation of Common Stock. If, at any time after the Series E Original Issue Date the number of shares of Common Stock outstanding are decreased by a combination of the outstanding shares of Common Stock, then following the record date fixed for such combination (or the date of such combination, if no record date is fixed), the applicable Conversion Price shall be increased so that the number of shares of Common Stock issuable on conversion of each share of Preferred Stock shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

(vii) Adjustment for Stock Dividends, Splits, Etc. If the Corporation shall at any time after the Series E Original Issue Date fix a record date for the subdivision, split-up or stock dividend of shares of Common Stock, then, following the record date fixed for the determination of holders of shares of Common Stock entitled to receive such subdivision, split-up or dividend (or the date of such subdivision, split-up or dividend, if no record date is fixed), the applicable Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Preferred Stock shall be increased in proportion to such increase in outstanding shares; provided, however, that the Conversion Price shall not be decreased at such time if the amount of such reduction would be an amount less than $.01, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.01 or more.

(viii) Adjustment for Merger or Reorganization, Etc. In case of any consolidation, recapitalization or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation (other than a subdivision or combination provided for elsewhere in this Section 5 and other than a consolidation, merger or sale which is treated as a Liquidation pursuant to Section 3), each share of Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such shares of Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors, including at least two (2) Preferred Stock Directors ) shall be made in the application of the provisions in this Section 5 set forth with respect to the rights and interest thereafter of the holders of the shares of the Preferred Stock, to the end that the provisions set forth in this Section 5 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the shares of Preferred Stock.

(ix) Adjustments for Other Dividends and Distributions. If at any time or from time to time after the Series E Original Issue Date the Corporation pays a dividend or makes another distribution to the holders of the Common Stock payable in securities of the Corporation other than shares of Common Stock or in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets or options or rights not already covered in this Article VI(B)(5), then in each such event provision shall be made so that the holders of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series D-2 Preferred Stock, the Series D-3 Preferred Stock, the Series D-4 Preferred Stock, the Series D-5 Preferred Stock and the Series E Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable upon conversion thereof, the amount of securities of the Corporation which they would have received had their Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-2 Preferred Stock, Series D-3 Preferred Stock, Series D-4 Preferred Stock, the Series D-5 Preferred Stock and the Series E Preferred Stock been converted into Common Stock on the date of such event (or such record date, as applicable) and had they thereafter, during the period from the date of such event (or such record date, as applicable) to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period with respect to the rights of the holders of the Series B Preferred Stock, the Series C

Preferred Stock, the Series D Preferred Stock, the Series D-2 Preferred Stock, the Series D-3 Preferred Stock, the Series D-4 Preferred Stock, the Series D-5 Preferred Stock and the Series E Preferred Stock or with respect to such other securities by their terms.

(h) No Impairment. The Corporation will not, without the appropriate vote of its stockholders under the DGCL or Article VI(B)(4), by amendment of its Charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the shares of Preferred Stock against impairment.

(i) Notices. Any notice required by the provisions of this Section 5 to be given to the holders of shares of the Preferred Stock shall be deemed given upon the earlier of actual receipt or deposit in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

(j) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of shares of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of the shares of Preferred Stock.

(k) Notice of Record Date. In the event:

(i) that the Corporation takes a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or any other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right;

(ii) that the Corporation subdivides or combines its outstanding shares of Common Stock;

(iii) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any Sales Transaction; or

(iv) of the involuntary or voluntary Liquidation of the Corporation;

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Preferred Stock, and shall cause to be mailed to the holders of the Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten (10) days prior to the record date specified in (A) below or twenty (20) days before the date specified in (B) below, a notice stating:

(A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

(B) the date on which such reclassification, Sale Transaction or Liquidation is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, Sale Transaction or Liquidation.

Notwithstanding the foregoing, that subject to compliance with the DGCL such notice periods may be shortened or waived upon the written consent of the holders of Preferred Stock that represent (i) at least a majority of the voting power of all then outstanding shares of such Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis) and (ii) at least a majority of the voting power of the Series E Preferred Stock (voting as a separate series).

6. Redemption.

(a) Mandatory Redemption of the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series D-4 Preferred Stock and the Series E Preferred Stock.

(i) Subject to the terms and conditions of this subsection, to the extent that any outstanding shares of the Series B Preferred Stock have not been redeemed or converted into Common Stock prior to the fifth (5th) anniversary of the Series E Original Issue Date, the Corporation shall, upon receiving at any time thereafter one or more written requests (each a “Redemption Notice”) for the redemption of all or part of the outstanding the Series B Preferred Stock under this Section 6 (but not less than one-third (1/3) of the total number of then-outstanding shares of the Series B Preferred Stock) signed by the holders of at least sixty-six and two thirds percent (66-2/3%) of the then outstanding shares of the Series B Preferred Stock (the date of receipt of such notice being a “Series B Redemption Notice Date” or a “Redemption Notice Date”), redeem on the date or dates set forth below (each a “Redemption Date”) the number of shares of the Series B Preferred Stock (the “Series B Redemption Shares”) specified in such Redemption Notice from any source of funds legally available therefor at the Series B Redemption Price (as defined in Section 6(b)(i)), until all outstanding Series B Redemption Shares have been redeemed (or converted to Common Stock as provided in Section 5).

(ii) Subject to the terms and conditions of this subsection, to the extent that any outstanding shares of the Series C Preferred Stock have not been redeemed or converted into Common Stock prior to the fifth (5th) anniversary of the Series E Original Issue Date, the Corporation shall, upon receiving at any time thereafter one or more Redemption Notices for the redemption of all or part of the outstanding the Series C Preferred Stock under this Section 6 (but not less than one-third (1/3) of the total number of then-outstanding shares of the Series C Preferred Stock) signed by the holders of at least sixty-six and two thirds percent (66-2/3%) of the then outstanding shares of the Series C Preferred Stock (the date of receipt of such notice being a “Series C Redemption Notice Date” or a Redemption Notice Date), redeem on the Redemption Date the number of shares of the Series C Preferred Stock (the “Series C Redemption Shares”) specified in such Redemption Notice from any source of funds legally available therefor at the Series C Redemption Price (as defined in Section 6(b)(ii)), until all outstanding

Series C Redemption Shares have been redeemed (or converted to Common Stock as provided in Section 5).

(iii) Subject to the terms and conditions of this subsection, to the extent that any outstanding shares of the Series D Preferred Stock have not been redeemed or converted into Common Stock prior to the fifth (5th) anniversary of the Series E Original Issue Date, the Corporation shall, upon receiving at any time thereafter one or more Redemption Notices for the redemption of all or part of the outstanding Series D Preferred Stock under this Section 6 (but not less than one-third (1/3) of the total number of then-outstanding shares of the Series D Preferred Stock) signed by the holders of at least sixty percent (60%) of the then outstanding shares of the Series D Preferred Stock (the date of receipt of such notice being a Redemption Notice Date), redeem on the Redemption Date the number of shares of the Series D Preferred Stock (the “Series D Redemption Shares”) and the Series D-1 Preferred Stock (the “Series D-1 Redemption Shares”) specified in such Redemption Notice from any source of funds legally available therefor at the Series D Redemption Price (as defined in Section 6(b)(iii)) or the Series D-1 Redemption Price (as defined in Section 6(b)(iv)), as applicable, until all outstanding Series D Redemption Shares and Series D-1 Redemption Shares have been redeemed (or converted to Common Stock as provided in Section 5).

(iv) Subject to the terms and conditions of this subsection, to the extent that any outstanding shares of the Series D-4 Preferred Stock have not been redeemed or converted into Common Stock prior to the fifth (5th) anniversary of the Series E Original Issue Date, the Corporation shall, upon receiving at any time thereafter one or more Redemption Notices for the redemption of all or part of the outstanding Series D-4 Preferred Stock under this Section 6 (but not less than one-third (1/3) of the total number of then-outstanding shares of the Series D-4 Preferred Stock) signed by the holders of at least sixty percent (60%) of the then outstanding shares of the Series D-4 Preferred Stock (the date of receipt of such notice being a Redemption Notice Date), redeem on the Redemption Date the number of shares of the Series D-4 Preferred Stock (the “Series D-4 Redemption Shares”) specified in such Redemption Notice from any source of funds legally available therefor at the Series D-4 Redemption Price (as defined in Section 6(b)(v)), until all outstanding Series D-4 Redemption Shares have been redeemed (or converted to Common Stock as provided in Section 5).

(v) Subject to the terms and conditions of this subsection, to the extent that any outstanding shares of the Series D-4 Preferred Stock have not been redeemed or converted into Common Stock immediately prior to the Corporation’s consummation of its initial underwritten public offering (the “IPO”), the Corporation shall, upon receiving at any time prior to the IPO one or more Redemption Notices for the redemption of all or part of the outstanding Series D-4 Preferred Stock under this Section 6 signed by any holder(s) of the then outstanding shares of the Series D-4 Preferred Stock redeem, immediately prior to the consummation of the IPO (the “IPO Redemption Date”), the number of the Series D-4 Redemption Shares specified in such Redemption Notice from any source of funds legally available therefor at the Series D-4 Redemption Price (as defined in Section 6(b)(v)).

(vi) Subject to the terms and conditions of this subsection, to the extent that any outstanding shares of the Series E Preferred Stock have not been redeemed or converted into Common Stock prior to the fifth (5th) anniversary of the Series E Original Issue Date, the Corporation shall, upon receiving at any time thereafter one or more Redemption Notices for the redemption of all or part of the outstanding Series E Preferred Stock under this Section 6 (but not less than one-third (1/3) of the total number of then-outstanding shares of the Series E Preferred Stock) signed by the holders of at least a majority of the then outstanding shares of the Series E Preferred Stock (the date of receipt of such notice being the Redemption Notice Date), redeem on the Redemption Date the number of shares of the Series E Preferred Stock (the “Series E Redemption Shares”) specified in such Redemption Notice from any source of funds legally available therefor at the Series E Redemption Price (as defined in Section 6(b)(v)), until all outstanding Series E Redemption Shares have been redeemed (or converted to Common Stock as provided in Section 5).

(b) Redemption Price.

(i) The redemption price (the “Series B Redemption Price”) for each share of the Series B Preferred Stock shall be the greater of (i) one hundred ten percent (110%) of the Series B Original Issue Price plus all accrued and unpaid dividends on such shares, including the Series B Cumulative Dividends, through the Series B Redemption Date, (ii) the Corporation’s book value (which shall equal the Corporation’s total assets minus its total liabilities, as determined in accordance with generally accepted accounting principles, applied in a manner consistent with the Corporation’s annual financial statements) as of the end of the fiscal quarter immediately preceding the Series B Redemption Notice Date, divided by the number of shares of outstanding Common Stock on a fully diluted basis (including all options and warrants exercisable at such time, and all securities convertible at such time into shares of Common Stock) or (iii) the fair market value of the Series B Preferred Stock as established by a third party appraiser selected jointly by the Corporation and the holders of at least fifty-one percent (51%) of the then outstanding Series B Preferred Stock (the expenses of such third party appraiser to be shared equally by the Corporation and the holders of the Series B Preferred Stock).

(ii) The redemption price (the “Series C Redemption Price”) for each share of the Series C Preferred Stock shall be the greater of (i) one hundred ten percent (110%) of the Series C Original Issue Price plus all accrued and unpaid dividends on such shares, including the Series C Cumulative Dividends, through the Series C Redemption Date, (ii) the Corporation’s book value (which shall equal the Corporation’s total assets minus its total liabilities, as determined in accordance with generally accepted accounting principles, applied in a manner consistent with the Corporation’s annual financial statements) as of the end of the fiscal quarter immediately preceding the Series C Redemption Notice Date, divided by the number of shares of outstanding Common Stock on a fully diluted basis (including all options and warrants exercisable at such time, and all securities convertible at such time into shares of Common Stock) or (iii) the fair market value of the Series C Preferred Stock as established by a third party appraiser selected jointly by the Corporation and the holders of at least fifty-one percent (51%) of the then outstanding Series C Preferred Stock (the expenses of such third party appraiser to be shared equally by the Corporation and the holders of Series C Preferred Stock).

(iii) The redemption price (the “Series D Redemption Price”) for each share of the Series D Preferred Stock shall be the fair market value of the Series D Preferred Stock as established by a third party appraiser selected jointly by the Corporation and the holders of at least sixty percent (60%) of the then outstanding Series D Preferred Stock, voting as a separate class apart from the holders of the Series D-1 Preferred Stock (the expenses of such third party appraiser to be shared equally by the Corporation and the holders of the Series D Preferred Stock, as a separate class apart from the holders of the Series D-1 Preferred Stock).

(iv) The redemption price (the “Series D-1 Redemption Price”) for each share of the Series D-1 Preferred Stock shall be the fair market value of the Series D-1 Preferred Stock as established by a third party appraiser selected jointly by the Corporation and the holders of at least sixty percent (60%) of the then outstanding Series D-1 Preferred Stock, voting as a separate class apart from the holders of the Series D Preferred Stock (the expenses of such third party appraiser to be shared equally by the Corporation and the holders of the Series D-1 Preferred Stock).

(v) The redemption price (the “Series D-4 Redemption Price”) for each share of the Series D-4 Preferred Stock shall be determined as follows: (i) in the event that the redemption is pursuant to Section 6(a)(iv) above, then the Series D-4 Redemption Price shall be one hundred percent (100%) of the Series D-4 Original Issue Price plus all accrued and unpaid dividends on such shares, including the Series D-4 Cumulative Dividends; through the Series D-4 Redemption Date, (ii) in the event that the redemption is pursuant to Section 6(a)(v) above and the IPO that triggers the redemption is consummated on or before December 31, 2003, then the Series D-4 Redemption Price shall be one hundred twenty-five percent (125%) of the Series D-4 Original Issue Price; and (iii) in the event that the redemption is pursuant to Section 6(a)(v) above and the IPO that triggers the redemption is consummated after December 31, 2003, then the Series D-4 Redemption Price shall be one hundred thirty five percent (135%) of the Series D-4 Original Issue Price. For purposes hereof, the portion of the Series D-4 Redemption Price payable pursuant to items (ii) or (iii) above which is in excess of one hundred percent (100%) of the Series D-4 Original Issue Price is referred to herein as the “Series D-4 IPO Redemption Return Amount.”

(vi) The redemption price (the “Series E Redemption Price”) for each share of the Series E Preferred Stock shall be the greater of (i) one hundred ten percent (110%) of the Series E Initial Preference on such shares or (ii) the fair market value of the Series E Preferred Stock as established by a third party appraiser selected jointly by the Corporation and the holders of at least fifty-one percent (51%) of the then outstanding Series E Preferred Stock (the expenses of such third party appraiser to be shared equally by the Corporation and the holders of the Series E Preferred Stock).

(c) Redemption Payment. In the event of any redemption in accordance with Section 6(a), the Corporation shall redeem, as applicable, the Series B Redemption Shares, the Series C Redemption Shares, the Series D Redemption Shares, the Series D-1 Redemption Shares, the Series D-4 Redemption Shares or the Series E Redemption Shares (sometimes referred to herein as the “Redemption Shares”) and make payment therefor in accordance with this Section 6(c):

(i) All of the Series E Redemption Shares shall be redeemed, prior and in preference to any redemption of the Series B Redemption Shares, Series C Redemption Shares, Series D Redemption Shares, the Series D-1 Redemption Shares, or the Series D-4 Redemption Shares, by delivery by the Corporation to the holders of the Series E Redemption Shares to the extent that the Corporation has funds legally available for redemption, cash (by cashier’s or certified check or by wire transfer of immediately available funds to an account designated by the holders of the Redemption Shares) in an amount equal to the Series E Redemption Price, multiplied by the aggregate number of Series E Redemption Shares specified in the applicable Redemption Notice for such series. Such payment shall be payable in cash in three (3) equal installments, the first of which shall occur no later than sixty (60) days following the Redemption Notice Date and the two (2) subsequent installments shall occur on the first and second anniversaries of such date.

(ii) Following the payment in full of the amounts set forth in Section 6(c)(i) all of the remaining Redemption Shares shall be redeemed by delivery by the Corporation to the holders of such Redemption Shares to the extent that the Corporation has funds legally available for redemption, cash (by cashier’s or certified check or by wire transfer of immediately available funds to an account designated by the holders of the Redemption Shares) in an amount equal to the Series B Redemption

Price, the Series C Redemption Price, the Series D Redemption Price, the Series D-1 Redemption Price or the Series D-4 Redemption Price, as applicable, multiplied by the aggregate number of Redemption Shares specified in the applicable Redemption Notice for such series. Such payment shall be payable in cash in three (3) equal installments, the first of which shall occur immediately following the payment in full of the amounts set forth in Section 6(c)(i) and the two (2) subsequent installments shall occur on the first and second anniversaries of such date.

(d) Redemption Funds.

(i) In the event that the funds legally available for redemption are insufficient to redeem all of the Redemption Shares, the Corporation shall redeem the Redemption Shares in the following order of priority: (A) first, all of the Series E Preferred Stock that are Redemption Shares, (B) second, in the event the redemption of the Series D-4 Redemption Shares is pursuant to Section 6(a)(v) above, the Series D-4 Redemption Shares and the applicable Series D-4 IPO Redemption Return Amount, (C) third, (I) such number of shares of the Series D Preferred Stock as is equal to (x) a fraction, the numerator of which is the Series D Original Purchase Price and the denominator of which is the Series D Redemption Price multiplied by (y) the number of the Series D Redemption Shares, (II) such number of shares of the Series D-1 Preferred Stock as is equal to (x) a fraction, the numerator of which is the Series D Original Purchase Price and the denominator of which is the Series D-1 Redemption Price multiplied by (y) the number of the Series D-1 Redemption Shares and (III) in the event the redemption of the Series D-4 Redemption Shares is pursuant to Section 6(a)(iv) above, such number of shares of the Series D-4 Preferred Stock as is equal to (x) a fraction, the numerator of which is the Series D-4 Original Purchase Price and the denominator of which is the Series D-4 Redemption Price multiplied by (y) the number of the Series D-4 Redemption Shares; (D) fourth, such number of shares of the Series C Preferred Stock as is equal to (x) a fraction, the numerator of which is the Series C Original Purchase Price and the denominator of which is the Series C Redemption Price multiplied by (y) the number of the Series C Redemption Shares; (E) fifth, such number of shares of the Series B Preferred Stock as is equal to (x) a fraction, the numerator of which is the Series B Original Purchase Price and the denominator of which is the Series B Redemption Price multiplied by (y) the number of the Series B Redemption Shares; (F) sixth, such number of shares of the Series E Preferred Stock as is equal to (x) a fraction, the numerator of which is the amount of all accrued and unpaid dividends, including the Series E Cumulative Dividends with respect to one share of the Series E Preferred Stock and the denominator of which is the Series E Redemption Price multiplied by (y) the number of the Series E Redemption Shares (G) seventh, (I) such number of shares of the Series D Preferred Stock as is equal to (x) a fraction, the numerator of which is the amount of all accrued and unpaid dividends, including the Series D Cumulative Dividends with respect to one share of the Series D Preferred Stock and the denominator of which is the Series D Redemption Price multiplied by (y) the number of the Series D Redemption Shares, (II) such number of shares of the Series D-1 Preferred Stock as is equal to (x) a fraction, the numerator of which is the amount of all accrued and unpaid dividends, including the Series D Cumulative Dividends, with respect to one share of the Series D-1 Preferred Stock, and the denominator of which is the Series D-1 Redemption Price, multiplied by (y) the number of the Series D-1 Redemption Shares and (III) in the event the redemption of the Series D-4 Redemption Shares is pursuant to Section 6(a)(iv) above, such number of shares of the Series D-4 Preferred Stock as is equal to (x) a fraction, the numerator of which is the amount of all accrued and unpaid dividends, including the Series D-4 Cumulative Dividends, with respect to one share of the Series D-4 Preferred Stock, and the denominator of which is the Series D-4 Redemption Price, multiplied by (y) the number of the Series D-4 Redemption Shares; (H) eighth, such number of shares of the Series C Preferred Stock as is equal to (x) a fraction, the numerator of which is the amount of all accrued and unpaid dividends, including the Series C Cumulative Dividends with respect to one share of the Series C Preferred Stock and the denominator of which is the Series C Redemption Price multiplied by (y) the number of the Series C Redemption Shares; and (I) ninth, such number of shares of the Series B Preferred Stock as is equal to (x) a fraction, the numerator of which is the amount of all accrued and unpaid dividends, including the Series B Cumulative Dividends with respect to one share of the Series B Preferred Stock and the denominator of which is the Series B Redemption Price multiplied by (y) the number of the Series B Redemption Shares.

(ii) As among the holders of the Series B Preferred Stock, the holders of the Series C Preferred Stock, the holders of the Series D Preferred Stock, the holders of the Series D-4 Preferred Stock and the holders of Series E Preferred Stock, the shares to be redeemed shall be selected pro rata such that there shall be redeemed from each holder surrendering shares for redemption in whole shares, as nearly as practicable to the nearest share, that number of shares equal to the product of the number of shares of the Series B Preferred Stock, the Series C Preferred, the Series D Preferred Stock or, as the case may be, the Series E Preferred Stock to be redeemed multiplied by a fraction, the numerator of which is the number of shares of the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock or, as the case may be, the Series E Preferred Stock held by such holder divided by the total number of shares of the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock or, as the case may be, the Series E Preferred Stock surrendered for redemption.

(iii) Any holder of shares of the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series D-4 Preferred Stock or the Series E Preferred Stock may rescind the redemption with respect to any such shares at any time after the applicable Redemption Notice Date up until any Redemption Closing Date (as defined in Section 6(e)).

(e) Redemption Notice. At least twenty (20) but no more than sixty (60) days prior to each Redemption Date (the “Redemption Closing Date”), written notice shall be mailed by the Corporation, postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Redemption Shares, at the address last shown on the records of the Corporation for such holder or given by the holder to the Corporation for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Corporation is located, notifying such holder of the redemption to be effected, specifying the subsection hereof under which such redemption is being effected, the Redemption Date or Dates, the applicable Redemption Price, the number of such holder’s shares of the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series D-4 Preferred Stock or the Series E Preferred Stock to be redeemed, the place at which payment may be obtained and the date on which such holder’s conversion rights (as set forth in Section 5) as to such shares terminate (which date shall in no event be earlier than three (3) days’ prior to each such Redemption Date) and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, the certificate or certificates representing the shares to be redeemed (the “Company Redemption Notice”).

(f) Surrender of Certificates. On or before each designated Series B, Series C, Series D, Series D-4 or Series E Redemption Date, each holder of Redemption Shares shall (unless such holder has previously exercised his right to convert such shares into Common Stock as provided in Section 5), surrender the certificate(s) representing such Redemption Shares to the Corporation, in the manner and at the place designated in the Company Redemption Notice, and thereupon the Series B, the Series C, the Series D, the Series D-1, the Series D-4 or the Series E Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate(s), and each surrendered certificate shall be canceled and retired. If less than all of the shares represented by such certificate are redeemed, then the Corporation shall promptly issue a new certificate representing the unredeemed shares.

(g) Effect of Redemption. If a Company Redemption Notice shall have been duly provided in accordance with Section 6(e), and if on the Redemption Date or Dates the Series B, the Series C, the Series D, the Series D-1, the Series D-4 or the Series E Redemption Price as the case may be, is either paid or made available for payment, then notwithstanding that the certificates evidencing any of the shares of the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series D-1 Preferred Stock, the Series D-4 or the Series E Preferred Stock so called for redemption shall not have been surrendered, all dividends with respect to such shares shall cease to accrue as of each such Redemption Date, such shares shall not thereafter be transferred on the Corporation’s books and all rights of the holders of such shares with respect to such shares shall terminate as of each such Redemption Date, except only the right of the holders to receive the Series B, the Series C, the Series D, the Series D-1, the Series D-4 or the Series E Redemption Price without interest upon surrender of their certificate(s) therefor. The shares so redeemed shall be cancelled and shall not be issuable by this Corporation. The Charter of this Corporation shall be appropriately amended to effect the corresponding reduction in this Corporation’s authorized capital stock.

(h) Provisions Upon Failure to Redeem. If any shares of the Series D Preferred Stock remain outstanding and the Corporation fails to promptly redeem shares of the Series D Preferred Stock, as the case may be, as required by this Section 6, then, until such time as the failure to redeem is cured (or unless waived by the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Series D Preferred Stock), additional dividends shall accrue on the shares of the Series D Preferred Stock at the rate of ten percent (10%) per annum on the Original Purchase Price for such series, which dividends shall be payable in cash on a quarterly basis regardless of whether or not declared by the Board of Directors. Holders of the Series D Preferred Stock will have the right to convert any such accrued and unpaid dividends into shares of Common Stock at the Conversion Price.

7. Preemptive Rights. Pursuant to Section 102(b)(3) of the DGCL, the holders of the Preferred Stock are hereby expressly granted the right to enter into a separate agreement with the Corporation regarding preemptive rights to subscribe to any additional issue of stock or other security convertible into such stock, subject to the terms and conditions of such separate agreement.

ARTICLE VII

Board of Directors

In furtherance of and not in limitation of powers conferred by statute, it is further provided:

1. The number of directors constituting the Board of Directors of the Corporation shall be fixed by or in the manner provided in the Bylaws of the Corporation. The election of directors need not be by written ballot.

2. The Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto.

3. In furtherance of, and not in limitation of the powers conferred by statute, the Board of Directors shall have the power to adopt, and to alter, amend or repeal any provision of this Charter, subject to the right of the stockholders entitled to vote with respect thereto.

ARTICLE VIII

Limitation on Liability

No director of the Corporation shall be personally liable to the Corporation or to any stockholder of the Corporation for monetary damages for breach of fiduciary duty as a director, provided, however, that this provision shall not limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

If the DGCL or any other statute of the State of Delaware hereafter is amended to authorize the further elimination or limitation of the liability of directors of the Corporation, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the statutes of the State of Delaware, as so amended, and such elimination or limitation of liability shall be in addition to, and not in lieu of, the limitation on the liability of a director provided by the foregoing provisions of this Article VIII.

Any repeal of or amendment to this Article VIII shall be prospective only and shall not adversely affect any limitation on the liability of a director of the Corporation existing at the time of such repeal or amendment.

ARTICLE IX

Indemnification

To the extent permitted by law, the Corporation shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

To the extent permitted by law, the Corporation may fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

The Corporation may advance expenses (including attorneys’ fees) incurred by a director or officer in defending any action, suit, or proceeding in advance of the final disposition of such action, suit or proceeding upon the receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to indemnification. The Corporation may advance expenses (including attorneys’ fees) incurred by an employee or agent in defending any action, suit, or proceeding in advance of the final disposition of such action, suit or proceeding upon such terms and conditions, if any, as the Board of Directors deems appropriate.

Any amendment, repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.

ARTICLE X

Miscellaneous

1. The books of the Corporation may (subject to statutory requirements) be kept outside of the State of Delaware as may be designated by the Board of Directors, or in the Bylaws of the Corporation.

2. This Corporation shall not be governed by Section 203 of the DGCL.

3. Meetings of the stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation shall provide.

[SIGNATURE NEXT PAGE]

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Tenth Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer this 12th day of June, 2003.

INPHONIC, INC.

By:	/s/ David A. Steinberg

Name:	David A. Steinberg
Title:	Chief Executive Officer